EXHIBIT 10.1

                                   LEASE



                                  between



                       TARLTON/WOHL VENTURE NINE LLC

                                    and

                    FUSION MEDICAL TECHNOLOGIES, INC.,
                          a Delaware corporation

                            TABLE OF CONTENTS
                            -----------------

                                                                        Page
                                                                        ----

1.     Parties                                                             1

2.     Premises and Parking                                                1
       2.1     Premises                                                    1
       2.2     Parking                                                     1

3.     Term                                                                1
       3.1     Term                                                        1
       3.2     Delay in Possession                                         1
       3.3     Early Possession                                            2

4.     Rent                                                                2
       4.1     Base Rent                                                   2
       4.2     Operating Expenses                                          2
       4.3     Certain Capital Items                                       7
       4.4     Capital Items Incurred by Lessee for Compliance Work        8
       4.5     Effect of Exercise of Option to Extend on Payment of
               Certain Amounts Under Sections 4.3 and 4.4                  8

5.     Security Deposit                                                    9

6.     Use                                                                 9
       6.1     Use                                                         9
       6.2     Compliance with Law                                         9
       6.3     Conditions of Premises                                     10

7.     Maintenance, Repairs, Alterations and Exterior Area Services       11
       7.1     Lessor's Obligations                                       11
       7.2     Lessee's Obligations                                       11
       7.3     Alterations and Additions                                  12
       7.4     Utility Additions                                          17
       7.5     Condition of Premises Upon Termination; Additional
               Use Provisions                                             17

8.     Insurance; Indemnity                                               18

9.     Damage or Destruction                                              22
       9.1     Definitions                                                22

       9.2     Premises Partial Damage                                    22
       9.3     Premises Total Destruction                                 23
       9.4     Damage Near End of Term                                    23
       9.5     Abatement of Rent; Lessee's Remedies                       24
       9.6     Termination -- Advance Payments                            25
       9.7     Waiver                                                     25

10.    Real Property Taxes                                                25
       10.1    Payment of Taxes                                           25
       10.2    Additional Improvements                                    25
       10.3    Definition of "Real Property Tax"                          25
       10.4    Joint Assessment                                           26
       10.5    Personal Property Taxes                                    26
       10.6    Additional Provisions Regarding Real Property Taxes.       26

11.    Utilities                                                          27

12.    Assignment and Subletting                                          27
       12.1    Lessor's Consent Required                                  27
       12.2    Lessee Affiliate                                           29
       12.3    Lessees Other Than Individuals                             29
       12.4    Terms and Conditions of Assignment                         29
       12.5    Terms and Conditions Applicable to Subletting              30
       12.6    Attorney's Fees                                            32

13.    Default Remedies                                                   32
       13.1    Default                                                    32
       13.2    Remedies                                                   34
       13.3    Default by Lessor                                          35
       13.4    Late Charges                                               36

14.    Condemnation                                                       36

15.    Broker's Commissions                                               37

16.    Estoppel Certificate                                               37

17.    Lessor's Liability                                                 38

18.    Severability                                                       38

19.    Interest on Past-due Obligations                                   39

20.    Time of Essence                                                    39

21.    Additional Rent                                                    39

22.    Incorporation of Prior Agreements; Amendments                      39

23.    Notices                                                            39

24.    Waivers                                                            40

25.    Recording                                                          41

26.    Holding Over                                                       41

27.    Cumulative Remedies                                                41

28.    Covenants and Conditions                                           41

29.    Binding Effect; Choice of Law                                      41

30.    Subordination; Attornment; Non-Disturbance                         41
       30.1    Subordination                                              41
       30.2    Attornment                                                 42
       30.3    Non-Disturbance                                            42
       30.4    Self-Executing                                             42

31.    Attorneys Fees                                                     42

32.    Lessor's Access                                                    43

33.    Auctions                                                           43

34.    Signs                                                              43

35.    Merger                                                             44

36.    Consents                                                           44

37.    Guarantor                                                          44

38.    Quiet Possession                                                   44

39.    Options                                                            44
       39.1    Definition                                                 44
       39.2    Options Personal                                           44
       39.3    Multiple Options                                           45
       39.4    Effect of Default on Options                               45
       39.5    Option                                                     46
       39.6    Fair Market Rent                                           46

40.    Security Measures                                                  49

41.    Easements                                                          49

42.    Performance Under Protest                                          49

43.    Authority                                                          50

44.    Cashiers Checks                                                    50

45.    Amendments to Lease                                                50

46.    Storage Tanks                                                      50

47.    Hazardous Materials                                                51
       47.1    Lessee's Covenants Regarding Hazardous Materials           51
       47.2    Indemnification of Lessor                                  53
       47.3    Preexisting Conditions                                     53
       47.4    Studies                                                    54
       47.5    Consent to Certain Hazardous Materials                     55

48.    Lessor's Default                                                   55

49.    Recovery of Concessions Upon Early Termination                     55

50.    Easements and Restrictions of Record                               55

51.    Offer                                                              56

52.    Letter of Credit as Security                                       56
       52.1    Letters of Credit                                          56
       52.2    Replacement of Letters of Credit                           56
       52.3    Drawing Upon Failure to Renew                              57

       52.4    Drawing Upon Lease Termination                             57
       52.5    Reinstatement of Letter of Credit                          57

53.    Lessor Improvements                                                58

54.    Lessee Improvements                                                58

55.    Lessee Improvement Loan                                            58

                                     LEASE
                                     -----



     1.     Parties.  This Lease, dated, for reference purposes only,
            -------
October 7, 1999, is made by and between TARLTON/WOHL VENTURE NINE LLC (herein called "Lessor") and FUSION MEDICAL TECHNOLOGIES, INC., a Delaware corporation (herein called "Lessee").

     2.     Premises and Parking.
            --------------------

       2.1     Premises.  Lessor hereby leases to Lessee and Lessee leases
               --------
from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property commonly known as 34175 Ardenwood Boulevard, Fremont, California consisting of a 72,500 rentable square foot building (the "Building") and adjacent land and more particularly delineated on Exhibit "A" attached hereto and by this reference incorporated herein. Said real property including the land and all improvements therein, is herein called the "Premises."

       2.2     Parking.  The Premises shall include 275 parking spaces.
               -------

     3.     Term.
            ----

       3.1     Term.  The term of this Lease shall be for eighty-four (84)
               ----
months commencing on the Commencement Date (as defined below) and ending on the Expiration Date (as defined below) unless sooner terminated pursuant to any provision hereof. The term "Commencement Date" means January 1, 2000. The initial term of this Lease shall expire at 5:00 p.m. on the day (the "Expiration Date") preceding the date that is eighty-four (84) months after the Commencement Date. Lessor and Lessee shall promptly execute an amendment to the Lease confirming the commencement and expiration dates of the initial term as soon as the Commencement Date is determined, but failure to execute that Amendment shall not affect the Commencement Date. If the Commencement Date falls on a day that is other than the first day of a calendar month, the number of months for purposes of rent adjustments under this Lease shall be measured from the first day of the calendar month in which the Commencement Date falls.

       3.2     Delay in Possession.
               -------------------
Notwithstanding the Commencement Date, if for any reason Lessor cannot deliver possession of the entire Premises to Lessee on or before the Commencement Date Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof.
       1.1

       3.3     Early Possession.  If Lessee occupies the Premises prior to
               ----------------
the Commencement Date, such occupancy shall be subject to all provisions of this Lease (except the obligation to pay Base Rent and Operating Expenses), such occupancy shall not advance the termination date. On the first business day (the "Access Delivery Date") after full execution and delivery of this Lease by Lessor and Lessee, Lessee shall be permitted to enter the Premises; provided that Lessee first provides Lessor with all insurance required by the terms of this Lease.

     4.     Rent.
            ----

       4.1     Base Rent.  Lessee shall pay to Lessor, as Base Rent for the
               ---------
Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the first day of each month of the term hereof, monthly payments in advance as set forth in the following schedule:

Months          Monthly Base Rent
------          -----------------

1-12                $ 66,223.27
13-24               $103,213.27
25-36               $107,284.87
37-48               $111,519.27
49-60               $115,923.17
61-72               $120,503.16
73-Expiration
of initial term     $125,266.35

The Base Rent is subject to adjustment as provided herein. Lessee shall pay Lessor upon the execution hereof $66,223.27 as Base Rent for the first month of the Lease term. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

       4.2     Operating Expenses.  Lessee shall pay to Lessor during the
               ------------------
term hereof, in addition to the Base Rent, all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

        (1) "Operating Expenses" is defined, for purposes of this Lease, as all costs reasonably incurred by Lessor relating to the ownership and operation of the Premises, including but not limited to the following:
        (1)

        (1) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

(aa) The portions of the Premises other than the Building (the "Exterior Areas"), including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Exterior Area lighting facilities, and fences and gates.

(bb)     Tenant directories and exterior signs;

(cc) Fire detection systems including sprinkler system maintenance and repair.

(dd) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense."

        (2) Trash disposal, property management (with a property management fee equal to 4% of Base Rent under this Lease) and fire safety monitoring services and the cost of any environmental or fire safety system inspections;

        (3) Any deductible portion of an insured loss concerning the Building or the Exterior Areas to the extent the deductible maintained does not exceed a commercially reasonable amount given the nature of the property and the insurance then available in the market (provided that with respect to any loss occurring while the insurance for Lessor is provided by any insurance program maintained by The Prudential Insurance Company of America for its own property and for properties to which it provides management or other services, the deductible actually maintained under such insurance program shall be deemed commercially reasonable for purposes of this Paragraph 4.2);


        (4) The cost of the premiums for the liability and property insurance policies maintained by Lessor under paragraph 8 hereof; provided that if Lessor elects to self-insure or includes the Premises under blanket insurance policies covering multiple properties, then the cost included in Operating Expenses shall include the portion of the reasonable cost of such self-insurance or blanket insurance that is reasonably allocated to the Premises;

        (5) The amount of the real property tax to be paid by Lessor under paragraph 10.1 hereof;

        (6) The cost of water, gas, electricity and telephone to service the Exterior Areas;

        (7) the cost of Lessor's performing the maintenance obligations described in paragraph 7.1, including replacements;

        (8) Except as otherwise set forth in paragraph 7.1, the cost of operating, repairing, replacing and maintaining the Building, the roof membrane, and any other utilities or equipment, wherever situated;

        (9) the cost of a Commercial General Liability policy of insurance, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Premises, in amounts determined by Lessor, if Lessor determines to obtain such insurance; and

        (10) any charges or fees applicable to the Premises imposed or assessed by any master association or pursuant to any covenants, conditions and restrictions and/or reciprocal easement agreement affecting the Premises and other property in the project of which the Premises is a part.

        (2) The inclusion of the improvements, facilities and services set forth in paragraph 4.2(a) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Premises already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

        (3) Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year, or as soon thereafter as practicable, a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(c) during said preceding year exceed the actual amount indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding year were less than the actual amount as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

        (4) Lessor and Lessee shall promptly adjust between them by appropriate cash payment any balance determined to exist with respect to Operating Expenses after the end of the calendar year in which this Lease terminates, prorating for any partial year involved.

        (5)     Limitation on First Year Operating Expenses.  Lessor hereby
                -------------------------------------------
agrees that the amount payable by Lessee for Operating Expenses attributable to the first twelve (12) months of the term of this Lease shall not exceed the sum of (a) $191,400.00, and (b) any increases in real property tax attributable to the value of tenant improvements installed in the Premises in excess of a value equal to $725,000.00.


        (6)     Operating Expense Exclusions.
                ----------------------------
Notwithstanding the provisions of Section 4.2(b) or anything else in the Lease to the contrary, Operating Expenses shall not include the following:

        (1)     Any ground lease rental;

        (2) Costs incurred by Landlord for the repair of damage to the extent Landlord is reimbursed by insurance proceeds;

        (3) Interest, charges and fees incurred on debt payments on mortgages;

        (4) Marketing costs including leasing commissions, attorneys' fees, space planning costs, and other costs and expenses incurred in connection with leases, sublease and/or assignment negotiations and transactions with present or prospective lessees or other occupants of the Building;
        (1)

        (5)     Depreciation or reserves;

        (6) Costs incurred by Lessor due to the violation by Lessor of the terms and conditions of any lease of space in the Building;

        (7) Overhead and profit increments paid to Lessee or to its agents or affiliates for goods and/or services to the extent the same exceeds the costs of such goods and/or services that could be obtained from unaffiliated third parties on a competitive basis;

        (8) Lessor's corporate overhead and general and administrative expense;

        (9) Tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments and/or file any income tax or informational returns when due;

        (10) Costs arising from remedial work or the presence of Hazardous Materials (as defined in Paragraph 47) in or about the Building or the site on which is resides (the "Site"), including, without limitation, Hazardous Materials in the ground water or soil, but only to the extent the same are Preexisting Conditions (as defined in Paragraph 47.3);

        (11) Costs arising from Lessor's charitable or political contributions;

        (12) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to the Lessor and/or the Building and/or Site;

        (13)     Costs of the initial construction of the Building and Common
Area.


        (7)     Audit Right.  In the event of any dispute as to the amount
                -----------
of Operating Expenses as set forth in Lessor's statement of Operating Expenses delivered to Lessee, Lessee shall have the right, after reasonable notice and at reasonable times within one year after the final statement for such Operating Expenses is delivered to Lessee, to inspect and photocopy (at Lessee's expense) Lessor's accounting records with respect to 100% ("Lessee's Share") of Operating Expenses. If, after such inspection and photocopying, Lessee still disputes the amount of Operating Expenses as set forth in Lessor's statement, Lessee shall be entitled to retain an independent certified public accountant reasonably approved by Lessor to audit Lessor's records to determine the proper amount of such Operating Expenses and the proper amount payable by Lessee pursuant to this Lease. Lessee agrees to pay the cost of such audit, provided that Lessor shall pay such cost if the audit reveals that Lessor's determination of Operating Expenses as set forth in Lessor's statement overstated Operating Expenses by 5% or more. Lessor shall be required to maintain records of all Operating Expenses for one year after the final statement for such Operating Expenses. If such audit reveals an overstatement or understatement of Operating Expenses, the amount of the differential shall be promptly reimbursed to Lessee by Lessor or paid by Lessee to Lessor, as the case may be.

        (8)     Special Limitation on Operating Expenses.
                ----------------------------------------
Anything to the contrary herein notwithstanding, Lessor, at Lessor's cost, shall be responsible for the maintenance of the roof structure (excluding the roof membrane) and structural elements of interior load bearing walls, exterior walls and foundations of the Building (the "Lessor Structural Elements").


       4.3     Certain Capital Items.  As used herein, the term "Capital
               ---------------------
Item" means an item, the cost of which under generally accepted accounting principles, consistently applied, must be capitalized and not expensed. As used herein, the term "Amortized Capital Cost" means a repair, maintenance, replacement, alteration or improvement which (a) is a Capital Item, and (b) either (i) costs $5,000.00 or more with respect to a single Capital Item or
(ii) has a cost that when added to other Capital Items which are not Amortized Capital Costs would cause the amount of costs for Capital Items that are not Amortized Capital Costs and that are paid by

Lessee as Operating Expenses to exceed $50,000.00 in any calendar year. As used herein, the term "Useful Life" means the useful life of the particular Capital Item determined under generally accepted industry standards. As to each Operating Expense otherwise payable by Lessee pursuant to this Lease that is an Amortized Capital Cost, the Amortized Capital Cost shall be included in Operating Expenses in a monthly amount (the "Monthly Recovery Amount") which equals the monthly amount that would fully amortize a loan having a principal balance equal to the Amortized Capital Cost and an interest rate equal to the Amortization Interest Rate (as defined below) in equal monthly payments over the number of months in the Useful Life of the applicable Capital Item. Commencing on the first day of the calendar month after the calendar month in which the applicable Capital Item is completed and on the first day of each month thereafter until the earlier of (A) the expiration of the term of the Lease, or (B) the expiration of the number of months in the item's Useful Life used to calculate the Monthly Recovery Amount, Lessee shall pay Lessor as part of Operating Expenses an amount equal to the Monthly Recovery Amount as to each Amortized Capital Cost. As used herein, the term "Amortization Interest Rate" means an interest rate equal to the LIBOR Rate plus 325 basis points, where the "LIBOR Rate" means, for each month, the one (1) month LIBOR (London Interbank Offered Rate) Rate published in The Wall Street Journal (the "Reported Rate") on the first Publication Date (as defined below) of the applicable month. If The Wall Street Journal (i) publishes more than one (1) Reported Rate on any Publication Date, the average of such rates shall apply or (ii) publishes a retraction or correction of any Reported Rate, the corrected rate reported in such retraction or correction shall apply. If the Reported Rate is no longer published at least monthly, the LIBOR Rate shall be deemed to be such other London Interbank Offered Rate published in The Wall Street Journal as most reasonably approximates the Reported Rate. As used herein, the term "Publication Date" means any date on which the LIBOR Rate is published in The Wall Street Journal.

       4.4     Capital Items Incurred by Lessee for Compliance Work.
               ----------------------------------------------------
With respect to any Capital Item which is the obligation of Lessee pursuant to paragraph 6.2(b) of the Lease and which is required for reasons other than Lessee's particular use of the Premises, Lessee's breach of the Lease or any alterations or other improvements to the Premises by Lessee (each, a "Lessee Capital Cost"), Lessee may give notice to Lessor of the amount of the Lessee Capital Cost and Lessee's opinion as to the Useful Life of the Capital Item and that Lessee requires that Lessor reimburse Lessee for the entire cost of the Lessee Capital Cost and agrees to repay Lessor on a monthly basis in the same manner as if the Lessee Capital Cost were an Amortized Capital Cost under paragraph 4.3. If Lessee makes the election under this paragraph 4.4, Lessor shall reimburse Lessee for the entire cost of such Capital Item within thirty
(30) days after Lessee's notice. As a condition to Lessor's obligation to make the payments to Lessee described in paragraph 4.4, Lessee shall provide Lessor with reasonable evidence that the costs of such Capital Item was paid and unconditional mechanic's lien releases in the form required under California law from the contractor and subcontractors who installed the Capital Item.

       4.5     Effect of Exercise of Option to Extend on Payment of Certain
               ------------------------------------------------------------
Amounts Under Sections 4.3 and 4.4.  In the event that Lessee exercises a
----------------------------------
Lease Option pursuant to paragraph 39, then with respect to Amortized Capital Costs under paragraph 4.3 and Lessee Capital Costs under paragraph 4.4, to which it has not made a Monthly Recovery Amount payment for the number of months in the Useful Life of the applicable Capital Item, Lessee shall pay during the applicable Lease Option a Monthly Recovery Amount until it has made monthly payments for the number of months in the Useful Life of the applicable Capital Item, taking into account all prior Monthly Recovery Amount payments.

     5.     Security Deposit.  Lessee shall deposit with Lessor upon
            ----------------
execution hereof $146,812.50 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times be equal to 150% of the then current Base Rent. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

     6.     Use.
            ---

       6.1     Use.  The Premises shall be used and occupied only for
               ---
office, research and development, manufacturing and warehousing and legal related uses, and for no other purpose, unless such other use shall have been approved in writing by Lessor.

       6.2     Compliance with Law.
               -------------------

        (1) Lessor warrants to Lessee to Lessor's actual knowledge that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations by Lessee or to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of Lessee at Lessee's sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

        (2) Except as provided in paragraphs 6.2(a) and 47.3 Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Premises.

       6.3     Conditions of Premises.
               ----------------------

        (1) Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee to Lessor's actual knowledge that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises other than those portions constructed by Lessee shall be in good operating condition on the Lease Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was an owner or occupant of the Premises.

        (2) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants, easements or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

     7.     Maintenance, Repairs, Alterations and Exterior Area Services.
            ------------------------------------------------------------

       7.1     Lessor's Obligations.  Subject to the provisions of paragraph
               --------------------
4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee's Obligations) 7.5, (Condition of Premises Upon Termination) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, in which event (subject to paragraph 8.7) Lessee shall repair the damage, Lessor, (i) at Lessor's expense, shall keep in good condition and repair the Lessor Structural Elements and (ii) shall keep in good condition and repair, subject to reimbursement pursuant to paragraph 4.2, the other elements of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Exterior Areas and all parts thereof. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises, or to maintain or repair anything required to be maintained by Lessee under paragraph 7.2. Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character or by any other cause beyond the reasonable control of Lessor.

       7.2     Lessee's Obligations.
               --------------------

        (1) Subject to the provisions of paragraphs 4.3, 4.4, 6 (Use), 7.1 (Lessor's Obligations), 7.2(d) and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, any plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, or that serves only the Premises wherever situated, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects,

Lessee shall reimburse Lessor, upon demand for the cost thereof.

        (2) If Lessee fails to perform Lessee's obligations under this paragraph 7.2 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required) perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

        (3) On the last day of the term hereof, or on any sooner termination, Lessee shall, subject to paragraph 7.3(f), surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

       7.3     Alterations and Additions.
               -------------------------

        (1) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations to the Premises not exceeding $25,000 in cumulative costs, during the term of this Lease. In any event, whether or not in excess of $25,000 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building without Lessor's prior written consent. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration or earlier termination of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of the Lease, require that Lessee remove any or all of the same.

        (2) Any alterations, improvements, additions, or Utility Installations made by Lessee during the term of this Lease shall be done in a good and workmanlike manner and of good and sufficient materials, and Lessee shall, within thirty (30) days after completion of such alteration, improvements, addition or Utility Installation, provide Lessor with as-built plans and specifications for same. Notwithstanding anything contained in this Lease to the contrary, Paragraphs 7.3(d)(i)(bb) and (cc) shall apply to non-structural alterations, improvements, additions or Utility Installations not exceeding $25,000.00 in cost.

        (3) Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

        (4) For any additions, alterations, improvements, or Utility Installations requiring Lessor's prior written consent:

        (1)     Lessee shall:

(aa) Request Lessor's approval in writing at least thirty (30) days prior to proposed construction.

(bb) Employ a California licensed architect, contractor and structural engineer in connection with the proposed construction.

(cc) Be fully responsible for the acts of Lessee's consultants, employees, contractors, subcontractors, invitees and agents, and cause them to fully comply with any applicable terms of this Lease and documents referred to by this Lease and all applicable laws, rules and regulations.

(dd) Enter into written agreements with an architect and general contractor on standard American Institute of Architects (AIA) form or reasonable equivalent for the contract itself as well as payment schedules, change orders, etc. Copies of executed agreements will be forwarded to Lessor within five (5) days of execution.

(ee) Cause to be obtained an applicable building permit for any and all construction and modifications, and construct the additions and alterations and perform the construction work in accordance with all applicable laws, including without limitation the Americans With Disabilities Act.

        (2)     Lessee's Architect Shall:

(aa)     Be licensed by the State of California.

(bb) Design and specify within the parameters of the building work letter (if any) and approved building specifications (if any) or have received specific written exceptions from Lessor.

(cc) Secure Lessor's written approval before submitting plans to the general contractor for bidding or to governmental agencies for approval.

(dd) Secure Lessor's written approval of any changes or alternates to the plans recommended by the general contractor or required by governmental agencies.

(ee) Submit a copy of the final application for permit and issued permit to Lessor.

(ff) Incorporate the building standard details (if any) supplied by Lessor onto the drawings.

(gg) Submit final plans for Lessor's written approval prior to construction.


(hh)     Be available for final inspection with Lessor at job completion.

(ii) Secure Lessor's written approval of details of any changes in specifications or finishes during construction.

(jj)     Provide samples and specifications as required by Lessor.

(kk) Sign off on the as-built drawings as the Architect's certification that the improvements have, in fact, been built as per the Architect's design.

        (3)     Lessee's General Contractor and/or Subcontractors Shall:

(aa)     Be licensed by the State of California.

(bb) Have substantial experience providing similar quality and quantity of improvements. Work history shall be provided to Lessor prior to being awarded contract.

(cc) Have a bonding capacity equal to or exceeding the valuation of the job. Lessor may, at its sole option, require the job to be bonded.

(dd) Maintain in full force and effect, throughout the duration of its performance under the contract with the Lessee, a Worker's Compensation insurance policy and a Commercial General Liability insurance policy issued by an insurer satisfactory to Lessor with liability coverage of not less than $1,000,000.00 for personal injury and

$500,000.00 to cover property damage. The Commercial General Liability insurance policy shall include assumption of contractual liability. Certificates of insurance containing a thirty (30) day cancellation clause shall be furnished to Lessor prior to commencement of performance under the construction contract naming Lessor and its managing agent as additional insureds.

(ee) Provide a construction schedule to Lessor prior to commencement of work and weekly written progress reports.

(ff) Warrant the General Contractor's work and that of the General Contractor's subcontractors, for a minimum of one (1) year.

(gg)     Provide Lessor with as-built drawings of all improvements.

        (4) All approvals by Lessor, as herein provided for, shall not be unreasonably withheld. All requests to be submitted to Lessor shall be submitted through Lessor's managing agent.

        (5) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than thirty (30) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law.
If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

        (6) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(f), Lessee may remove from the Premises the following (the "Removal Items"): (i) Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, which shall remain the property of Lessee and (ii) Lessee's installed refrigeration equipment, freezer, clean room and lab cabinets, benches, tabletops, cases and fume hoods which shall also remain at all times the property of Lessee. Lessor may require Lessee to remove any or all of the Removal Items at the expiration or earlier termination of the Lease. Any items that Lessor does not require to be removed and that Lessee elects not to remove shall become the property of Lessor.

       7.4 Utility Additions. Lessor reserves the right to install new or additional
               -----------------
utility facilities throughout the Building and the Exterior Areas for the benefit of Lessor or Lessee, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

       7.5     Condition of Premises Upon Termination; Additional.
               --------------------------------------------------

        7.5.1     Lessee shall maintain the Premises as provided in Paragraph
7.2 and in accordance with the requirements of any covenants or restrictions as may from time to time be applicable to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices and any damage or deterioration shall not be deemed "ordinary wear and tear" if the same could have been prevented by good maintenance practice. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding anything contained in the Lease to the contrary, but subject to paragraph 8.7, hereof, Lessee shall make all repairs whatsoever on the Premises necessitated by the negligence, misconduct or fault of Lessee, or its agents, licensees, contractors or invitees.

        7.5.2 If the term of this Lease, as the same may be extended or renewed, exceeds five (5) years, Lessor shall have the right to require Lessee to repaint the interior of the improvements every four (4) to six (6) years, but not more often that once every five (5) years, as reasonably necessary.

        7.5.3 Notwithstanding anything to the contrary in paragraph 7.2 of this Lease, upon termination of this Lease, Lessee shall leave all plumbing, heating (including space heaters), air conditioning, electrical and mechanical systems, on the Premises and in good condition and operating order, and Lessee shall upon demand pay to Lessor that portion of the cost to restore such items to good condition and operating order as may be reasonably allocable to Lessee's tenancy.

        7.5.4 Notwithstanding anything to the contrary contained in this Lease, the Premises shall not be used for the warehousing or distribution of hazardous or explosive products, substances or materials, or of products, substances or materials that are detrimental to the Premises.

     8.     Insurance; Indemnity.
            --------------------

       8.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgement brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises by the Lessee, the acts or omission of the Lessee, its agents, employees or any other contractors or invitees brought onto said Premises by the Lessee, or any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, except to the extent caused by the gross negligence or wilful misconduct of Lessor, its employees, or agents. If any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend same at Lessee's expense by counsel satisfactory to Lessor. Such loss or damage shall include, but not be limited to, any injury or damage to Lessor's personnel (including death resulting anytime therefrom) on the Premises. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building or industrial park in which the Premises are located. Lessee agrees that the obligations assumed herein shall survive the termination of this Lease.

       8.2 Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at Lessee's own expense, for the protection of Lessee, Lessor and Lessor's property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers which afford the following coverages:

        (1)     Workers' Compensation with statutory limits.

        (2) Employers' Liability insurance with the following minimum limits:

Bodily injury by disease per person                    $1,000,000
Bodily injury by accident policy limit                 $1,000,000
Bodily injury by disease policy limit                  $1,000,000


        (3) Property insurance on a special causes of loss insurance form covering any and all personal property of Lessee including but not limited to improvements, betterments, furniture, fixtures, Utility Installations, and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $10,000. This policy should contain a waiver of subrogation.

        (4) Commercial General Liability Insurance including Broad Form Property Damage and Contractual Liability with the following minimum limits:

General Aggregate                                      $2,000,000
Products/Completed Operations Aggregate                $2,000,000
Each Occurrence                                        $1,000,000
Personal & Advertising Injury                          $1,000,000
Medical Payments                                       $5,000 per
                                                        person

        (5) Umbrella/Excess Liability on a following form basis with the following minimum limits:

General Aggregate                                      $5,000,000
Each Occurrence                                        $5,000,000

The limits of said insurance in this Paragraph 8.2 shall not, however, limit the liability of Lessee hereunder.

       8.3 If Lessor is providing property insurance on the Premises, then Lessor shall, at all times during the term of this Lease, maintain the following insurance:

        (1) a policy or policies of all-risk property insurance, issued by and binding upon some solvent insurance company, insuring for the full replacement cost of the building on the Premises. Lessor shall not be obligated to insure, and shall not assume any liability or risk of loss for, any of Lessee's furniture, equipment, machinery, goods, supplies, utility installations, improvements, or alterations upon the Premises. This policy shall contain an agreed amount endorsement and be written with no coinsurance. Lessor may, but shall not be obligated to, obtain earthquake and flood insurance.

        (2) Rent insurance on an all-risk basis in an amount equal to all that is called for under Paragraph 4 of this Lease (Base Rent and any additional rents payable under this Lease including tax and insurance costs) for a period of at least twelve (12) months commencing with the date of loss.

        (3) Boiler and machinery insurance in an amount satisfactory to Lessor on a comprehensive coverage form.

       8.4 The Lessee shall deliver to Lessor prior to taking possession of the Premises, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Lessor shall likewise deliver to Lessee prior to Lessee's taking possession of the Premises, certificates of insurance evidencing the above coverage required to be maintained by Lessor. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "Best's Insurance Guide". Such Certificates with the exception of Worker's Compensation, shall name Lessor, its subsidiaries, directors, agents and employees, and its property manager as additional insureds and shall expressly provide that the interest of same herein shall not be affected by a breach by Lessee of any insurance policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than ten (10) days prior written notice shall be given to Lessor in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

       8.5 Lessor may secure and maintain, at Lessee's expense, increased amounts of insurance and other insurance coverage in such limits, as Lessor may require in its reasonable judgment to afford Lessor adequate protection, consistent with the practices of institutional owners of comparable properties.

       8.6 Lessor makes no representation that the limits of liability specified to be carried by Lessee under the term of this Lease are adequate to protect Lessee against Lessee's undertaking under this Paragraph 8 and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such additional insurance as Lessee deems adequate.


       8.7 Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, personal property (building contents) within the building on the Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Premises or any additional improvements which Lessee may construct on the Premises, by reason of fire, the elements or any other cause which could be insured against under the terms of all risk property insurance policies, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this Paragraph, and to have the insurance policies properly endorsed if necessary to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph. Lessee also waives and releases Lessor, its agents, officers and employees of and from any and all rights of recovery, claim, action or cause of action for any loss or damage insured against under any other policies of insurance carried by Lessee.

       8.8     Payment of Premium Increase.
               ---------------------------

        (1) After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's Share of any increase in the property insurance premium for the Premises specified by Lessor's insurance carrier as being caused by the use, acts or omissions of any other lessee of the Premises, or by the nature of such other lessee's occupancy which create an extraordinary or unusual risk.

        (2) Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Premises over what is was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

       8.9     Exemption of Lessor from Liability.  Lessee hereby agrees that
               ----------------------------------
Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Subject to Paragraph 8.7, the foregoing shall not limit Lessor's liability for injuries to natural persons or damage to property to the extent caused by the sole active negligence or willful misconduct of Lessor, its employees, agents or contractors. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

     9.     Damage or Destruction.
            ---------------------

       9.1     Definitions.
               -----------

        (1) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

        (2) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

        (3) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

        (4) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

       9.2     Premises Partial Damage.
               -----------------------

        (1) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment, tenant improvements or Utility Installations, as soon as reasonably possible and this Lease shall continue in full force and effect.

        (2) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Lessee or its agents, contractors or invitees (in which event, subject to Paragraph 8.7 hereof, Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor's option either
(i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel or terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

        9.3     Premises Total Destruction.
                --------------------------

        (1) Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classification of Premises Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures, equipment, tenant improvements or Utility Installations as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

       9.4     Damage Near End of Term.
               -----------------------

        (1) Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

        (2) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect provided Lessee first deposits with Lessor any shortfall in necessary funds. If Lessee fails to exercise such option during said twenty
(20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty

(20) day period, notwithstanding any term or provision in the grant of option to the contrary.

       9.5     Abatement of Rent; Lessee's Remedies.
               ------------------------------------

        (1) In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired to the extent Lessor receives proceeds from rent abatement insurance. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

        (2) If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. In the event that Lessor shall be obligated to repair or restore the Premises pursuant to Paragraph 9 of this Lease and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, the right of Lessee to terminate this Lease pursuant to this Paragraph 9.5(b) shall be the sole right and remedy of Lessee against Lessor, and Lessor shall have no other liability to Lessee, for damages, specific performance or otherwise, in connection with any such failure.

        (3) Lessor shall promptly (in any event, within 30 days after becoming aware of any damage) notify Lessee in writing as to how long it will take to substantially restore the damage Lessor shall be obligated to or shall elect to undertake under the provisions of this paragraph 9 as estimated by Lessor's architect and/or contractor. Lessor's failure to so notify Lessee within such 30 day period, where such failure continues for an additional 10 days after notice thereof from Lessee, shall if Lessee so chooses be deemed to be the contractor's determination that such restoration will take longer than 270 days (measured from the date of the casualty).

        (4) If any repair or restoration Lessor shall be obligated to or shall elect to undertake under the provisions of this Paragraph 9 is estimated by Lessor's architect or contractor to take more than 270 days from the event of damage to complete, either party at such party's election, may cancel and terminate this Lease by giving the other party written notice of the electing party's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

       9.6     Termination -- Advance Payments.  Upon termination of this Lease
               -------------------------------
pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

       9.7     Waiver.  Lessor and Lessee waive the provisions of any statute
               ------
which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

     10.     Real Property Taxes.
             -------------------

       10.1 Payment of Taxes. Lessor shall pay the real property tax, as defined in
                ----------------
paragraph 10.3, applicable to the Premises subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

       10.2     Additional Improvements.  Lessee shall pay to Lessor at the
                -----------------------
time that Operating Expenses are payable under paragraph 4.2 the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.


       10.3     Definition of "Real Property Tax.  As used herein, the term
                --------------------------------
"real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, gift or estate taxes) imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge
(i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or
(ii) the nature of which was hereinbefore included within the definition of "real property tax" or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978 or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

       10.4     Joint Assessment.  If the Premises is not separately assessed,
                ----------------
Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, Lessor's reasonable determination thereof, in good faith, shall be conclusive.

       10.5     Personal Property Taxes.
                -----------------------

        (1) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

        (2) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the Shares attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.


       10.6     Additional Provisions Regarding Real Property Taxes. Lessor
                ---------------------------------------------------
shall have the sole right to contest or appeal any real property taxes or assessments applicable to all or any portion of the Premises and to seek a reduction in the assessed valuation of all or any portion of the Premises (collectively, "Tax Contests"). Any refund of real property taxes resulting from any such Tax Contest shall be applied first to reimburse Lessor for its costs and expenses in connection with the Tax Contest (including, without limitation attorneys' fees and the costs of consultants) and then, out of and to the extent of the balance of such refund, Lessor shall reimburse to Lessee the portion of such reduction attributable to the Premises and the term of this Lease, as and to the extent previously paid by Lessee as part of Lessee's Share of Operating Expenses. Fees payable to tax consultants and attorneys for consultation and contesting real property taxes shall be an Operating Expense. In the event that Lessor has not undertaken a Tax Contest with respect to the property taxes or assessments for a tax fiscal year, Lessee may request that Lessor undertake such a Tax Contest. In the event that Lessor does not commence such Tax Contest within 90 days after receipt of Lessee's request or does not otherwise agree to proceed with that Tax Protest, then Lessee may undertake a Tax Contest; provided that no such Tax Contest by Lessee shall be made if the contested tax or assessment may become a lien on the Building or the Industrial Center unless the contested amount is paid prior to the Tax Contest by Lessee. Lessee shall indemnify and hold Lessor harmless with respect to any increases in real property taxes or assessments arising out of Lessee's conduct of a Tax Contest above the level those real estate taxes or assessments would have been in the absence of such a Tax Contest.

     11.     Utilities.  Lessee shall pay for all water, gas, heat, light,
             ---------
power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

     12.     Assignment and Subletting.
             -------------------------

       12.1     Lessor's Consent Required.  Lessee shall not voluntarily or by
                -------------------------
operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a noncurable breach of this Lease without the need for notice to Lessee under paragraph 13.1. If at any time or from time to time during the term of this Lease, Lessee desires to assign or sublet all or any part of Lessee's interest in this Lease or in the Premises, Lessee shall give prior written notice to Lessor setting forth the terms of the proposed assignment or subletting and the space so proposed to be assigned or sublet. Such assignment or sublease shall be subject to, without limitation, all the conditions in this Paragraph 12 and the following conditions:

        (1) The assignment or sublease shall be on the terms set forth in the notice given to Lessor. Any subsequent changes or modifications will require Lessor's prior written consent.
        (1)

        (2) Lessee acknowledges that Lessor's agreement to lease these Premises to Lessee at the rent and terms stated herein is made in material reliance upon Lessor's evaluation of this particular Lessee's background, experience and ability, as well as the nature of the use of the Premises by this Lessee as set forth in Paragraph 6. In the event that Lessee shall request Lessor's written consent to assign or sublease the Premises as required in this Paragraph 12.1, then each such request for consent shall be accompanied by the following:

        (1)     Financial statements of the proposed assignee or sublessee;

        (2) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or sublessee; and

        (3) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by Lessee, the proposed assignee or sublessee.

        (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Lessor.

        (4) No sublessee or assignee shall have a right further to sublet or assign.

        (5) In the case of an assignment, 75% of any sums or other economic consideration received by Lessee as a result of such assignment (excluding any bona fide payments made by an assignee for Lessee-owned property in the Premises) shall be paid to Lessor after first deducting the unamortized cost of leasehold improvements paid for by Lessee and the cost of any real estate commissions incurred by Lessee in connection with such assignment.

        (6) In the case of a subletting, 75% of any sums or economic consideration received by Lessee as a result of such subletting (excluding any bona fide payments made by a sublessee for Lessee-owned property in the Premises) shall be paid to Lessor after first deducting (i) the Base Rent and Additional Rent due hereunder prorated to reflect only rent allocable to the sublet portion of the Premises, (ii) the cost of tenant improvements made to the sublet portion of the Premises at Lessee's cost, amortized over the term of this Lease except for tenant improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the applicable sublease and (iii) the cost of any real estate commissions incurred by Lessee in connection with such subletting, amortized over the term of the sublease.

       12.2     Lessee Affiliate.  Notwithstanding the provisions of paragraph
                ----------------
12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, and without any participation by Lessor in the proceeds relating to such assignment or subletting, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease, even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary; provided, in that event Lessee shall not be liable for any increase in the obligations under this Lease resulting from an amendment or modification of this Lease to which Lessee has not consented.
 .

       12.3     Lessees Other Than Individuals.
                ------------------------------

        (1) If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

        (2) If Lessee is a corporation, unless Lessee is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer of a percentage of capital stock of Lessee which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Lessee, shall be deemed to be an assignment of this Lease.

       12.4     Terms and Conditions of Assignment.  Regardless of Lessor's
                ----------------------------------
consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 of this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee, Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

       12.5     Terms and Conditions Applicable to Subletting.  Regardless of
                ---------------------------------------------
Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

        (1) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may, subject to paragraph 12.1(e) receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease, Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

        (2) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor in the reasonable exercise of its discretion, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

        (3) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

        (4) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

        (5) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

        (6) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

        (7) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.


        (8) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

        (9) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

        (10) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

        (11) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

       12.6 Attorney's FeesAttorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorney's and/or consultants' fees incurred in connection therewith, such attorney's fees not to exceed $350.00 for each such request. Notwithstanding anything to the contrary in this Paragraph 12.6, the parties agree that a payment of $750.00 is a reasonable fee for Lessor's review of Lessee's request to assign or sublet.

     13.     Default Remedies.
             ----------------

       13.1     Default.  The occurrence of any one or more of the following
                -------
events shall constitute a material default of this Lease by Lessee:

        (1) The vacating or abandonment of the Premises by Lessee; provided the vacating of the Premises by Lessee shall be a default only in the event it results in an impairment or limitation on the insurance coverage for the Premises.


        (2) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

        (3) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

        (4) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Sec. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

        (5) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, was materially false.

        (6) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the dissolution of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

       13.2     Remedies.  If Lessee fails to perform any affirmative duty or
                --------
obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such breach, Lessor may:


        (1) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to the highest rate permitted by applicable law. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or
(d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

        (2) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

        (3) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate allowed by law.

        (4) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.


       13.3     Default by Lessor.  Lessor shall not be in default unless
                -----------------
Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

       13.4     Late Charges.  Lessee hereby acknowledges that late payment by
                ------------
Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.
Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Operating Expenses or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.


     14.     Condemnation.  If the Premises or any portion thereof is taken
             ------------
under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Exterior Area designated as parking for the Premises is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the

Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.     Broker's Commissions.
        --------------------

Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than those persons, if any, whose names are set forth at the end of this paragraph 15) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party. Named brokers:

       Lessor's Broker:     CB Richard Ellis, Inc.

       Lessee's Broker:     Grubb & Ellis

The commission payable to Lessor's Broker with respect to this Lease shall be paid by Lessor pursuant to the terms of the separate commission agreement in effect between Lessor and Lessor's Broker. Lessor's Broker shall pay a portion of its commission to Lessee's Broker, if so provided in any agreement between Lessor's Broker and Lessee's Broker. Nothing in this Lease shall impose any obligation on Lessor to pay a commission or fee to any party other than Lessor's Broker or any other party claiming a right to a commission as a result of such broker's activities on behalf of Lessor.

     16.     Estoppel Certificate.
             --------------------

        (1) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party, ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

        (2) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

        (3) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     17.     Lessor's Liability.  The term "Lessor" as used herein shall mean
             ------------------
only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Premises, in the event of any transfer of such title or interest. Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     18.     Severability.  The invalidity of any provision of this Lease as
             ------------
determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     19.     Interest on Past-due Obligations.  Except as expressly herein
             --------------------------------
provided, any amount due to Lessor not paid when due shall bear interest at the lesser of 12% or the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee.

     20.     Time of Essence.  Time is of the essence with respect to the
             ---------------
obligations to be performed under this Lease.

     21.     Additional Rent.  All monetary obligations of Lessee to Lessor
             ---------------
under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

     22.     Incorporation of Prior Agreements; Amendments.  This Lease
             ---------------------------------------------
contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

     23.     Notices.  Any notice required or permitted to be given hereunder
             -------
shall be in writing and shall be personally delivered, delivered by Federal Express or comparable overnight courier, providing written evidence of delivery, or delivered by U.S. registered or certified mail, return receipt requested, postage prepaid and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the addresses noted below. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.


LESSOR:

          c/o Tarlton Properties, Inc.
          955 Alma Street
          Palo Alto, California 94301
          Attn:  Mr. L.C. "Tig" Tarlton

     With a copy by the same method to:

          c/o Prudential Real Estate Investors
          Two Prudential Plaza, Suite 3275
          180 North Stetson
          Chicago, Illinois 60601-6716
          Attn:  Mr. Brian Zilla

LESSEE:

          Before the Commencement Date:

          1615 Plymouth Street
          Mountain View, California  94043
          Attention:  Larry Strauss

          After the Commencement Date:

          34175 Ardenwood Boulevard
          Fremont, California
          Attention:  Larry Strauss

or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or
(c) five business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid.

     24.     Waivers.  No waiver by Lessor of any provision hereof shall be
             -------
deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     25.     Recording.  Lessee shall not record this Lease.
             ---------

     26.     Holding Over.  If Lessee, with Lessor's consent, remains in
             ------------
possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all of the provisions of this Lease pertaining to the obligations of Lessee, except that the monthly rent shall be 150% of the rent payable in the last month of the lease term but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

     27.     Cumulative Remedies.  No remedy or election hereunder shall be
             -------------------
deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     28.     Covenants and Conditions.  Each provision of this Lease
             ------------------------
performable by Lessee shall be deemed both a covenant and condition.

     29.     Binding Effect; Choice of Law.  Subject to any provisions hereof
             -----------------------------
restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Premises is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Premises is located.

     30.     Subordination; Attornment; Non-Disturbance.
             ------------------------------------------

       30.1     Subordination.  This Lease and any Option granted hereby shall
                -------------
be subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Lessor warrants that the Security Devices encumbering the Premises on the date of this Lease will be released within ten (10) business days after the Access Delivery Date.
       1.1

       30.2     Attornment.  Subject to the non-disturbance provisions of
                ----------
Paragraph 30.3, Lessee agrees to attorn to a Lender or another party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not;
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership (provided that this clause
(i) shall not relieve the new owner from its ongoing maintenance obligations under this Lease); (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

       30.3     Non-Disturbance-Disturbance.  With respect to Security Devices
                ---------------------------
entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in breach hereof and attorns to the record owner of the Premises.

       30.4     Self-Executing-Executing.  The agreements contained in this
                ------------------------
Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

     31.     Attorneys Fees.
             --------------

       31.1 If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to his reasonable attorney's fees and such fees as may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default, or who defends such action, and substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment, or abandonment of the claim or defense by the other party.

       31.2 The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

       31.3 Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Lessor and Lessee agree that $350.00 is a reasonable sum per occurrence for legal services and costs per preparation and service of a notice of default and that Lessor may include $350.00 as additional rent due in each such notice of default as an amount that must be paid to cure said default.

     32.     Lessor's Access.  Lessor and Lessor's agents shall have the right
             ---------------
to enter the Premises at reasonable times for the purpose of inspecting same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same paid by Lessor. Notwithstanding anything to the contrary in this Paragraph 32, except in the case of emergency or during periods in which Lessee is in default under this Lease, Lessor shall give Lessee notice at least 2 business days in advance of Lessor's intent to enter the Premises and such entry shall be made during Lessee's business hours.

     33.     Auctions.  Lessee shall not conduct, nor permit to be conducted,
             --------
either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

     34.     Signs.  Lessee shall not place any sign upon the Premises without
             -----
Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Building. Lessor shall, at Lessee's sole cost and expense, install a berm sign in front of the Building identifying its name and logo. The graphics, materials, color, design, lettering, size, location and specifications of Lessee's signage shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed, and the approval of the City of Fremont. The sign shall be installed and maintained, at Lessee's sole cost and expense, pursuant to an installation and maintenance program approved and supervised by Lessor. At the expiration or earlier termination of this Lease, Lessor shall, at Lessee's sole cost and expense, cause the sign to be removed and the berm sign affected by the sign to be restored to the condition existing prior to the installation of the sign. Lessor may disapprove any signage that contains a name which relates to an entity or individual which is of a character or reputation, or is associated with a political orientation or faction, which is materially inconsistent with the quality of the Building, or which would otherwise reasonably offend the landlord of a comparable building or that would conflict with any covenants in leases of space in the Building.

     35.     Merger.  The voluntary or other surrender of this Lease by Lessee,
             ------
or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     36.     Consents.  Except for paragraphs 46 and 47 hereof, wherever in
             --------
this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld or delayed.

     37.     Guarantor.  In the event that there is a guarantor of this Lease,
             ---------
said guarantor shall have the same obligations as Lessee under this Lease.

     38.     Quiet Possession.  Upon Lessee paying the rent for the Premises
             ----------------
and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease and all easements, covenants, conditions and restrictions of record. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

     39.     Options.
             -------

       39.1     Definition.  As used in this paragraph, the word "Option" has
                ----------
the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or other property of Lessor or the right of first offer to lease other property of Lessor; (3) the right or option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchaser other property of Lessor.

       39.2     Options Personal.  Each Option granted to Lessee in this Lease
                ----------------
is personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, the Option may be exercised by or assigned to any Lessee Affiliate as defined in Paragraph 12.2 of this Lease or a party holding controlling interest in the stock of Lessee pursuant to Paragraph 12.3(b). The Options herein granted to Lessee are not assignable separate and apart from this Lease.

       39.3     Multiple Options.  In the event that Lessee has any multiple
                ----------------
options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

       39.4     Effect of Default on Options.
                ----------------------------

        (1) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraphs 13.1(b) or 13.1(c) and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (after notice thereof to Lessee) continuing until the obligation is paid, or (iii) at any time after an event of default described in Paragraphs 13.1(a), 13.1(d), 13.1(e) or 13.1(f) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default under Paragraph 13.1(b), where a late charge has become payable under Paragraph 13.4 for each of such defaults, or Paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period prior to the time that Lessee intends to exercise the subject Option.

        (2) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

        (3) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after such obligation becomes due (after notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in Paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in Paragraphs 13.1(a), 13.1(d), 13.1(e) or 13.1(f) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more notices of default under Paragraph 13.1(b), where a late charge becomes payable under Paragraph 13.4 for each such default, or Paragraph 13.1(c), whether or not the defaults are cured.

       39.5     Option.  Lessor hereby grants to Lessee the option to extend
                ------
the term of this Lease for a Five (5) year period commencing on the date the prior term expires (the "Option Period") upon each and all of the following terms and conditions:

        (1) Lessee gives to Lessor, and Lessor actually receives, on a date which is prior to the date that the Option Period would commence (if exercised) by at least six (6) and not more than twelve (12) months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

        (2) The provisions of Paragraph 39, including the provision relating to default of Lessee set forth in Paragraph 39.4, of this Lease are conditions of this option;

        (3) All of the terms and conditions of this Lease except where specifically modified by this option shall apply, except that Lessee shall have no further option to extend the term of this Lease;

        (4) Any prior Lessee that has not been expressly released from liability under this Lease, and any guarantor of the Lessee's performance hereunder, expressly reaffirms in writing the extension of their liability for the term of the option; and

        (5) Subject to the annual increase provided for in Paragraph 39.6(a)(vi), the monthly Base Rent for each month of the Option Period shall be the Fair Market Rent (as defined below) of the Premises as of the commencement of the Option Period, but in no event less than $123,843.08 per month.

       39.6     Fair Market Rent.
                ----------------

        (1) The term "Fair Market Rent" as used in this Lease is defined to mean the rent, including all escalations, at which tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size and quality to the Premises for the Option Period as to which Fair Market Rent is being determined in the Ardenwood area of Fremont market, giving appropriate consideration to the annual rental rates per square foot and the standard of measurement by which the square footage is measured. In determining Fair Market Rent it shall be assumed that:

        (1) The Premises are in good condition and repair and there shall be no deduction for depreciation, obsolescence or deferred maintenance (but less reasonable wear and tear as long as well maintained by Lessee).

        (2) The Premises would be leased for the period of the option being exercised by a tenant with the credit standing of Lessee, as the same exists at that time.

        (3) The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original term of this Lease.

        (4) No deduction shall be given nor consideration given to allowances for real estate brokerage commissions or free rent.

        (5)     The Premises will be used for its highest and best use.

        (6) That monthly Base Rent will be increased on each anniversary of the commencement of the Option Period by an amount equal to 4% of the Base Rent in effect during the prior year. (The Fair Market Rent as determined shall provide for that annual increase.)

        (7) the Fair Market Rent shall not include in its calculation any improvements or alterations to the Premises paid for by Lessee in excess of the Allowance (as defined in Exhibit "C" attached hereto).

        (2) Determination By Lessor. Lessor shall initially determine the Fair Market Rent in each instance, and shall give Lessee notice (the "Market Rent Notice") of such determination and the basis on which such determination was made on or before the 60th day prior to the date on which such determination is to take effect, or as soon thereafter as is reasonably practicable.


        (3) Disputes re Fair Market Rent. In the event that Lessee notifies Lessor in writing, on or before the 20th business day following any Market Rent Notice, that Lessee disagrees with the applicable determination, Lessor and Lessee shall negotiate in good faith to resolve such dispute within 10 business days thereafter (The 30th business day after any Market Rent Notice is referred to herein as the "Outside Agreement Date.") If not resolved by the Outside Agreement Date each party shall submit to the other its determination of Fair Market Rent and the dispute shall be submitted to arbitration in accordance with the following paragraph titled "Arbitration Procedures." Until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Lessor's determination and, if Lessee's determination becomes the final determination, Lessor shall refund any overpayments to Lessee, within 5 business days following the final resolution of the dispute.

        (4)     Arbitration Procedures.

        (1) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the 5-year period ending on the date of such appointment in the leasing of properties similar to the Premises in the surrounding area of the County in which the Premises are located. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrators, taking into account the requirements of this subparagraph regarding the same. Each such arbitrator shall be appointed within 15 days after the Outside Agreement Date. Lessor and Lessee may not consult with either such arbitrator prior to resolution.

        (2) The two arbitrators so appointed shall within 15 days of the date of the appointment of the last appointed arbitrator, meet and attempt to reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rent, and shall notify Lessor and Lessee of their decision, if any.

        (3) If the two arbitrators are unable to reach a decision, the two arbitrators shall, within 30 days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a 3rd arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial 2 arbitrators.

        (4) The 3 arbitrators shall, within 30 days of the appointment of the 3rd arbitrator, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rent, and shall notify Lessor and Lessee thereof.
        (1)

        (5) The decision of the majority of the 3 arbitrators shall be binding upon Lessor and Lessee.

        (6) If either Lessor or Lessee fails to appoint an arbitrator within 15 days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

        (7) If the 2 arbitrators fail to agree upon and to appoint a 3rd arbitrator, then the appointment of the 3rd arbitrator shall be dismissed, and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Lease.

        (8) The cost of arbitration shall be paid by Lessor and Lessee equally.

     40.     Security Measures.  Lessee hereby acknowledges that Lessor shall
             -----------------
have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor at Lessor's sole option, from providing security protection for the Premises or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(a).

     41.     Easements.  Lessor reserves to itself the right, from time to
             ---------
time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

     42.     Performance Under Protest.  If at any time a dispute shall arise
             -------------------------
as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

     43.     Authority.  If Lessee is a corporation, trust, or general or
             ---------
limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

     44.     Cashiers Checks.
             ---------------

       44.1 In the event that any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn on two or more occasions, then Lessor, at its option may require all future payments to be made by Lessee under this Lease to be made by Cashier's Checks.

       44.2 Any payment made by Lessee pursuant to a written notice to pay or be deemed in default under this Lease shall be made by Cashier's Check.

     45.     Amendments to Lease.
             -------------------

       45.1 At such times as a rental adjustment is made to this Lease by virtue of any provision of this Lease, the parties shall execute a written amendment to this Lease to reflect said change.

       45.2 Lessee agrees to make any non-monetary modifications to this Lease that may be required by an institutional mortgagee of Lessor.

     46.     Storage Tanks.
             -------------

       46.1 Notwithstanding anything to the contrary in Paragraph 7.3 hereof, Lessee shall not install storage tanks of any size or shape in the Premises, above or below ground, without the consent of the Lessor which can be withheld in Lessor's sole discretion. If Lessor elects to grant its consent, Lessor shall have the right to condition its consent upon Lessee agreeing to give to Lessor such assurances that Lessor, in its sole discretion, deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Premises as a result of the installation and/or use of such tank, including but not limited to the installation of a concrete encasement for said tank. Lessee shall comply at its expense with all applicable permit and/or registration requirements and repair any damage caused by the installation, maintenance or removal of such tank. Upon termination of the Lease, Lessee shall, at its sole cost and expense, remove any tank from the Premises, remove and replace any contaminated soil or materials (and compact or treat the same as then required by law) and repair any damage or change to the Premises caused by said installation and/or removal. Nothing contained herein shall be construed to diminish or reduce Lessee's obligations under Paragraph 47.

       46.2 Lessor shall have the right to employ experts and/or consultants, at Lessee's expense, to advise Lessor with respect to the installation, operation, monitoring, maintenance and removal and restoration of any such tank.

     47.     Hazardous Materials.
             -------------------

       47.1     Lessee's Covenants Regarding Hazardous Materials.
                ------------------------------------------------

        (1) Lessor's Prior Consent. Notwithstanding anything contained in this Lease
                ----------------------
to the contrary, Lessee has not caused or permitted, and shall not cause or permit any "Hazardous Materials" (as defined in subparagraph (b) below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees, unless (1) such Hazardous Materials are reasonably necessary to Lessee's business and will be handled, used, kept, stored and disposed of in a manner which complies with all "Hazardous

Materials Laws" (as defined in subparagraph (b) below); (2) Lessee will comply with such other rules or requirements as Lessor may from time to time impose, including without limitation that (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (3) notice of and a copy of the current material safety data sheet is provided to Lessor for each such Hazardous Material, and (4) Lessor shall have granted its prior written consent to the use of such Hazardous Materials.

        (2) Compliance with Hazardous Materials Laws. As used herein, the term "Hazardous Materials" means any (1) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Premises or to persons on or about the Premises or (ii) cause the Premises to be in violation of any Hazardous Materials Laws (as hereinafter defined); (2) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas;
(3) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Resources Conservation Recovery Act, 42 U.S.C. Sec. 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health
and Safety Code; and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11; (4) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Premises or adjacent property; and (5) other chemical, materials or substance which may or could pose a hazard to the environment. As used here the term "Hazardous Materials Laws" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions. Lessee shall at all times and in all respects comply with all Hazardous Materials Laws.

        (3) Hazardous Materials Removal. Upon expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, cause all Hazardous Materials brought on the Premises with Lessor's consent to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. If Lessee or its employees, agents, or contractors violates the provisions of the foregoing two paragraphs, or if Lessee's acts, negligence, or business operations contaminate, or expand the scope of contamination of, the Leased Premises from such Hazardous Materials, then Lessee shall promptly, at Lessee's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Materials causing the violation on the Leased Premises or the underlying groundwater or the properties adjacent to the Leased Premises to the extent such contamination was caused by Lessee, in compliance with all applicable Hazardous Materials Laws. Lessee shall further repair any damage to the Leased Premises caused by the Hazardous Materials contamination. Lessee shall provide prior written notice to Lessor of such Remediation, and Lessee shall commence such Remediation no later than thirty (30) days after such notice to Lessor and diligently and continuously complete such Remediation. Such written notice shall also include Lessee's method, time and procedure for such Remediation and Lessor shall have the right to require reasonable changes in such method, time or procedure of the Remediation. Lessee shall not take any Remediation in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interests with respect thereto.

        (4)     Notices.  Lessee shall immediately notify Lessor in writing of:
(i) any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws with respect to the Premises; (ii) any claim, demand, or complaint made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (iii) any reports made to any governmental authority arising out of any Hazardous Materials on or removed from the Premises. Lessor shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Materials Laws.

       47.2     Indemnification of Lessor.  Lessee shall indemnify, protect,
                -------------------------
defend and forever hold Lessor harmless from any and all damages, losses, expenses, liabilities, obligations and costs arising out of any failure of Lessee to observe any of the covenants contained in paragraphs 46 and 47.

       47.3     Preexisting Conditions.  Notwithstanding anything to the
                ----------------------
contrary in this Lease, Lessee shall not be liable to Lessor under this Lease for any cost associated with Hazardous Materials, if any, to the extent that
(a) the Hazardous Materials existed on the Premises prior to the date of this Lease and were not brought on to the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees (the "Lease Parties") or (b) any subsurface Hazardous Materials migrate onto the Property from offsite sources (other than Lessee Parties) after the Commencement Date (collectively the "Preexisting Conditions"). Lessor hereby reserves the right to enter upon the Premises at reasonable times to perform any work necessary, or in Lessor's judgment, advisable in connection with any such Preexisting Conditions, and, so long as Lessor makes commercially reasonable efforts to minimize interference with Lessee's operations in the Premises, no such entry or performance of work shall constitute a constructive eviction or otherwise entitle Lessee to any damages or reduction in rent, or to terminate this Lease. The foregoing right of entry may be exercised by Lessor, its agents, employees, and contractors and by any person Lessor may identify as being connected with the Preexisting Conditions, and such person's agents, employees and contractors. Without limiting any other provision of this Lease, Lessee shall provide Lessor with the original of any notices or other documents received by Lessee in connection with the Preexisting Conditions.

       47.4     Studies.  Lessee acknowledges receipt of a copy of those
                -------
certain Phase I Environmental Site Assessment Update, Ardenwood Technology Park, 34175 Ardenwood Boulevard, Fremont, California, dated September 20, 1999, prepared by ATC Associates, (Project No. 75.81075.0002) and any prior hazardous materials studies described therein ("Hazardous Substance Surveys"). The Hazardous Substance Surveys do not indicate the presence of Hazardous Materials at the leased Premises based on the present levels or content of said Hazardous Materials in the materials sampled and tested at the Building housing the Premises, as said levels or content are presently set by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA"). Lessor has no knowledge of Hazardous Materials at the Premises or in the Building but Lessor's knowledge regarding the absence of said Hazardous Materials is limited to the Hazardous Substance Surveys. For purposes of the preceding sentence, knowledge by Lessor shall be limited to the actual knowledge of the following persons: Tig Tarlton. Lessor, except as provided in the following sentence of this paragraph, makes no representations or warranties whatsoever to Lessee regarding: (i) the Hazardous Substance Surveys (including, without limitation, the contents and/or accuracy thereof) or (ii) the presence or absence of toxic or Hazardous Materials in, at, or under the Premises, the Building or the Industrial Center. Lessor does acknowledge to Lessee that: (i) Lessor has not authorized any other studies for hazardous or toxic materials at the Premises or Building other than the Hazardous Substance Surveys; (ii) Lessor does not know of any surveys for toxic or Hazardous Materials at the Premises or the Building other than the Hazardous Substance Surveys; and (iii) Lessor does not know of any reason that the Hazardous Substance Surveys are not true and correct. Notwithstanding the preceding sentence, Lessee: (a) shall not rely on and Lessee hereby represents to Lessor that it has not relied on the Hazardous Substance Surveys; (b) shall make such studies and investigations, conduct such tests and surveys, and engage such specialists as Lessee deems appropriate to fairly evaluate the Premises and any risks from hazardous or toxic materials. In connection with any inspections or tests to be conducted by Lessee at the Premises or Building, Lessee shall first notify Lessor of each proposed inspection or test and the scope, impact, and intent thereof and obtain Lessor's written consent to perform the same. To the extent such proposed inspection or test causes physical damage to the Premises, Lessee shall restore the Premises and the property on which the Premises are located to the condition existing immediately prior to any such test and/or inspection and will provide Lessor with true and complete copies of any survey or report obtained by or for the benefit of Lessee in connection with hazardous or toxic materials that concern the Building or the Premises.

       47.5     Consent to Certain Hazardous Materials.  Pursuant to Paragraph
                --------------------------------------
47.1(a), Lessor hereby consents to the use of the materials described in
Schedule 47.5 so long as Lessee complies with all of the requirements of Paragraph 47.1 with respect to those permitted materials.

     48.     Lessor's Default.
             ----------------

Any damages or judgments arising out of Lessor's default of its obligations under this Lease shall be satisfied only out of Lessor's interest and estate in the Premises, and Lessor shall have no personal liability beyond such interest and estate with respect to such damages or judgments.

     49.     Recovery of Concessions Upon Early Termination.  In the event that
             ----------------------------------------------
Lessee's right of possession of the Premises is terminated prior to the end of the initial term by reason of default, legal process, abandonment, or any other reason other than mutual agreement of the parties or as a result of Lessee exercising its right to terminate the Lease as provided in this Lease, then immediately upon such termination, an amount shall be due and payable by Lessee to Lessor equal to the unamortized portion as of that date (which amortization shall exclude any Option Terms and shall be based on an interest rate of twelve percent (12%) per annum) of the sum of (i) the Lessee Improvement Allowance (as defined in Exhibit C), (ii) the value of the free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Lessee's entering into this Lease) enjoyed as of that date by Lessee, and (iii) the amount of all commissions paid by Lessor in order to procure this Lease.

     50.     Easements and Restrictions of Record
             ------------------------------------

       50.1 Lessee accepts the Premises subject to the easements and covenants or restrictions of record.

       50.2 Lessor and Lessee agree to cooperate and use their best efforts to participate in traffic management programs generally applicable to businesses located in the area which includes the Premises and, initially, shall encourage and support van and car pooling by Lessee's employees to the fullest extent permitted by the requirements of Lessee's business. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

     51.     Offer.  Preparation of this Lease by Lessor or Lessor's agent and
             -----
submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

     52.     Letter of Credit as Security.
             ----------------------------

       52.1 Letters of Credit. On or before the date (the "LC Delivery Date") that is
                -----------------
fourteen days after the Access Delivery Date, Lessee shall deliver to Lessor a letter of credit (the "Initial Letter of Credit") in the amount of $1,087,500.00 (the "Letter of Credit Required Amount"). Lessee's failure to deliver the Initial Letter of Credit by the LC Delivery Date shall be a default by Lessee under this Lease, without the obligation of Lessor to provide any notice or opportunity to cure. Without limiting any of Lessor's rights or remedies under this Lease, Lessor shall have no obligation to disburse any portion of the Allowance until the Initial Letter of Credit is delivered to Lessor. The Initial Letter of Credit, together with all substitute or replacement letters of credit delivered to Lessor from time to time pursuant to this Paragraph 52, are collectively referred to herein as the "Letters of Credit"; and the issuer of the Initial Letter of Credit, together with the issuer(s) of all subsequent Letters of Credit, are collectively referred to herein as the "Issuers." Each Letter of Credit shall be an irrevocable, unconditional and transferable letter of credit in the Letter of Credit Required Amount, shall be issued by a financial institution reasonably acceptable to Lessor, shall be substantially in the form of Exhibit "B" hereto and otherwise in form and substance reasonably acceptable to Lessor and, without limiting the generality of the foregoing, shall permit Lessor to draw upon it from time to time upon delivery by Lessor to the Issuer of a statement certifying that either (A) Lessee has failed to pay or perform one or more of its obligations under this Lease and/or the Lease Improvement Note (as defined below), or (B) Lessor is entitled to make a full drawing under the Letter of Credit as a result of (1) Lessee's failure to timely replace such Letter of Credit or (2) the termination of the Lease as a result of Lessee's default. Lessor may draw on the Letter of Credit and/or apply the Security Deposit in any order.

       52.2     Replacement of Letters of Credit.  The Initial Letter of Credit
                --------------------------------
shall expire no earlier
than the one-year anniversary of the Lease Commencement Date. On or before the 30th day prior to the expiration date of the Initial Letter of Credit and each subsequent Letter of Credit, Lessee shall deliver a replacement Letter of Credit to Lessor with the same provisions except that each new Letter of Credit shall expire no earlier than the one-year anniversary of the expiration of the previous Letter of Credit (provided that Lessee shall be deemed to have met the foregoing requirement if Lessee delivers to Lessor a document in form and substance satisfactory to Lessor which effectively extends the expiration of the existing Letter of Credit for not less than an additional year).

       52.3     Drawing Upon Failure to Renew.  In the event that, at any time,
                -----------------------------
Lessee fails to timely deliver a replacement Letter of Credit to Lessor in accordance with Paragraph 52.2, then in such event (and without notice to Lessee) Lessor shall be entitled to draw the entire outstanding balance of the unexpired Letter of Credit, which amount may be immediately applied by Lessor against any amounts then past due and unpaid to Lessor under the Lease and/or against the outstanding balance of the Lessee Improvement Note, and any remaining balance shall be held by Lessor as the security deposit under this Lease (a "Letter of Credit Deposit"). In the event that Lessor draws the entire balance of the Letter of Credit in accordance with this paragraph, Lessee shall be deemed to have cured the default resulting from its failure to provide a replacement Letter of Credit (but subject to Lessee's obligation to supplement the Letter of Credit Deposit as provided in Paragraph 52.5, below), and Lessee shall have no further right or obligation to provide a Letter of Credit in substitution for a cash deposit.

       52.4     Drawing Upon Lease Termination.  In the event that this Lease
                ------------------------------
terminates prior to the scheduled expiration thereof as the result of a default by Lessee or a default occurs under the Lessee Improvement Note, Lessor shall be entitled to immediately draw the entire outstanding balance of the current Letter of Credit and to apply such proceeds against the unpaid balance of the Lessee Improvement Note. In the event that Lessor draws the entire balance of the applicable Letter of Credit (or applies the entire balance of a Letter of Credit Deposit) following any such Lease termination and such balance is more or less than the amounts (when finally determined) against which Lessor is permitted to apply such funds, then the amount of the difference shall be promptly paid by Lessee to Lessor, or by Lessor to Lessee, as applicable.

       52.5     Reinstatement of Letter of Credit.    In the event that Lessor
                ---------------------------------
draws upon any Letter of

Credit in whole or in part, Lessee shall deliver (or cause to be delivered) to Lessor, on or before the fifth (5th) business day following the later of Lessee's receipt of notice that Lessor has made (or will make) such draw, or such draw, evidence satisfactory to Lessor that such Letter of Credit has been reinstated to the full Letter of Credit Required Amount; provided that Lessee shall be deemed to have met the foregoing reinstatement requirement if Lessee delivers a replacement Letter of Credit to Lessor in the Letter of Credit Required Amount on or before such fifth (5th) business day. If Lessee fails to timely reinstate any Letter of Credit, such failure shall constitute an additional default by Lessee under this Lease, without any notice or opportunity to cure. Notwithstanding the foregoing, (i) in the event that Lessor makes a full drawing of the Letter of Credit as a result of Lessee's failure to timely deliver a replacement Letter of Credit, Lessee shall not be obligated to reinstate the Letter of Credit but shall instead be required to deliver to Lessor from time to time, within three (3) business days following Lessor's written demand, funds in the amount, if any, by which the Letter of Credit Required Amount exceeds the balance of the Letter of Credit Deposit, and
(ii) in the event that Lessor makes a full drawing of the Letter of Credit following the termination of the Lease and/or a default under the Lessee Improvement Note, the foregoing reinstatement obligation shall not apply (which shall not be construed as a waiver by Lessor of any damages or other amounts owing by Lessee in excess of the amounts so drawn by Lessor).

     53.     Lessor Improvements.  Lessor shall perform the following work on
             -------------------
the Premises at Lessor's cost (the "Lessor Improvements"):

       53.1 Deliver all building systems and subsystems (e.g., HVAC, electrical and plumbing) in good working condition and repair on the Commencement Date.

       53.2 All modifications to the Premises and Building common areas (including, without limitation, the restrooms, elevators, parking lot and exterior entrances) required to bring them into compliance with applicable laws in effect and enforceable against the Premises on the date of this Lease.

     54.     Lessee Improvements.  Lessee shall construct the Lessee
             -------------------
Improvements pursuant to Exhibit "C" attached hereto, and the applicable provisions of this Lease.

     55.     Lessee Improvement Loan.  Pursuant to the Work Letter attached
             -----------------------
hereto as Exhibit "C,"

Lessor is making the Lessee Improvement Loan to Lessee. The Lessee Improvement Loan shall be evidenced by a promissory note (the "Lessee Improvement Note") in the form and with the terms and conditions of Exhibit "D" attached hereto. The Lessee Improvement Note shall be executed and delivered by Lessee concurrently with Lessee's execution and delivery of this Lease. A default under the Lessee Improvement Note shall be a default under this Lease. At any time after Lessee's receipt of FDA approval of its "Floseal" product, Lessee may request that the Lease be amended to recharacterize the then outstanding principal balance of the Lessee Improvement Note as an improvement allowance. Within thirty (30) days after that request, Lessee and Lessor shall enter into an amendment of this Lease which shall contain the following provisions and shall otherwise be acceptable to Lessor and Lessee: (a) Lessee shall agree to pay improvement rent (the "Improvement Rent") for the balance of the initial term in a monthly amount equal to $17,774.08, (b) Improvement Rent shall be payable on the first day of each month of the initial term of this Lease, concurrently with and in addition to Lessee's obligation for payment of the monthly Base Rent under Paragraph 4 above, (c) Improvement Rent shall be deemed rental payments, and Lessee's failure to pay the same shall entitle Lessor to all of the remedies that are available to Lessor for Lessee's failure in payment of any Base Rent or other amount due hereunder, (d) the Lessee Improvement Note shall cease to be effective, and (e) the Letter of Credit shall be modified to Lessor's satisfaction to provide that Lessor may draw on the Letter of Credit for any amounts due Lessor from Lessee under this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

"LESSOR"                                  "LESSEE"
--------                                  --------

TARLTON/WOHL VENTURE NINE LLC             FUSION MEDICAL TECHNOLOGIES, INC.,
                                          a Delaware corporation


By /s/ LORRIN C. TARLTON, JR.             By /s/ LARRY J. STRAUSS, CFO
   --------------------------------         --------------------------------
   LORRIN C. TARLTON, JR.,Member                LARRY J. STRAUSS, CFO
   --------------------------------         --------------------------------
   Printed Name and Title                         Printed Name and Title


By /s/ EMIL H. WOHL                          /s/ SCOTT HUIE, VP OPERATIONS
   --------------------------------         --------------------------------
   EMIL H. WOHL, Member                          SCOTT HUIE, VP OPERATIONS
   --------------------------------         --------------------------------
   Printed Name and Title                         Printed Name and Title

Executed on 10-14-99                         Executed on 10-15-99
            --------                                     --------

                                 EXHIBIT A

                          DESCRIPTION OF PREMISES
                          -----------------------


  [GRAPHIC DEPICTING THE LAYOUT DIAGRAM OF THE PREMISES INSERTED HERE]

                                 EXHIBIT B

                         FORM OF LETTER OF CREDIT


                            [BANK'S LETTERHEAD]


DATE: XXXXXXXXXXX

FROM:                    IMPERIAL BANK
                         INTERNATIONAL DIVISION
                         2015 MANHATTAN BEACH BLVD
                         REDONDO BEACH, CA 90278
                         U.S.A.
                         TELEX: 3730628(IMPERIAL INW)
                         SWIFT: IMPBUS66

APPLICANT: FUSION MEDICAL TECHNOLOGIES, INC.
1615 PLYMOUTH STREET
MOUNTAIN VIEW, CA 94043

IN FAVOR OF: 34175 ARDENWOOD VENTURE LLC
C/O WOHL PROPERTY GROUP LLC
30200 RANCHO VIEJO RD., STE. C
SAN JUAN CAPISTRANO, CA 92675


WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXXX EXPIRING JANUARY 15, 2001 AT OUR COUNTERS FOR AMOUNT: USD1,087,500.00.

CREDIT IS AVAILABLE WITH IMPERIAL BANK
                         INTERNATIONAL DIVISION
                         2015 MANHATTAN BEACH BLVD
                         REDONDO BEACH, CA 90278 U.S.A.
BY PAYMENT OF DRAFTS AT SIGHT.

DRAFTS DRAWN ON: IMPERIAL BANK
                         INTERNATIONAL DIVISION
                         2015 MANHATTAN BEACH BLVD
                         REDONDO BEACH, CA 90278 U.S.A.


REQUIRED DOCUMENTS:
1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND
AMENDMENT(S), IF ANY.

2. BENEFICIARY'S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED

SIGNATORY CERTIFYING THAT THE TENANT, UNDER THE LEASE, HAS FAILED TO PAY OR PERFORM ONE OR MORE OF ITS OBLIGATIONS UNDER THAT CERTAIN LEASE (THE ''LEASE''), DATED OCTOBER 7, 1999, BETWEEN FUSION MEDICAL TECHNOLOGIES, INC. AS TENANT AND 34175 ARDENWOOD VENTURE LLC AS LANDLORD AND/OR THAT THE TENANT, UNDER THE LEASE, HAS FAILED TO MAKE PAYMENT, OR ANOTHER EVENT OF DEFAULT EXISTS, UNDER THE TERMS OF THAT CERTAIN PROMISSORY NOTE (THE ''NOTE'') DATED, OCTOBER 7, 1999, MADE BY FUSION MEDICAL TECHNOLOGIES, INC. TO THE ORDER OF 34175 ARDENWOOD VENTURE LLC. EITHER (A) THE AMOUNT OF THE SIGHT DRAFT REPRESENTS MONIES DUE AND OWING BY TENANT UNDER THE LEASE AND/OR THE NOTE, OR
(B) THE UNDERSIGNED IS ENTITLED TO MAKE A FULL DRAWING UNDER THE LETTER OF CREDIT TO WHICH THIS SIGHT DRAFT RELATES AS A RESULT OF THE TERMINATION OF THE LEASE AND/OR AN ACCELERATION OF THE NOTE AS A RESULT OF TENANT'S DEFAULT UNDER PARAGRAPH 13.1 OF THE LEASSE AND/OR PARAGRAPH 5 OF THE NOTE, AS APPLICABLE.

ADDITIONAL CONDITIONS:

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT,
PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL
BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS THIRTY (30) DAYS PRIOR TO ANY SUCH DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT ACCOMPANIED BY YOUR ORIGINAL SIGNED STATEMENT WORDED AS FOLLOWS: 34175 ARDENWOOD VENTURE LLC HAS RECEIVED NOTICE FROM IMPERIAL BANK THAT THE EXPIRATION DATE OF LETTER OF CREDIT NO. XXXXXXX WILL NOT BE EXTENDED FOR AN ADDITIONAL PERIOD. AS OF THE DATE OF THIS DRAWING, 34175 ARDENWOOD VENTURE LLC, HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO 34175 ARDENWOOD VENTURE LLC AS SUBSTITUTE FOR IMPERIAL BANK LETTER OF CREDIT NO. XXXXXXX. THE PROCEEDS OF THIS DRAWING WILL BE APPLIED AS PROVIDED IN THE LEASE AND/OR THE NOTE.

NOT WITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE
DECEMBER 31, 2006.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE ONLY. YOU MAY
TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR

UPON SATISFACTORY DELIVERY AND PRESENTATION TO THE ISSUING BANK OF (1) THE ORIGINAL STANDBY L/C AND AMENDMENTS, IF ANY, FOR PROPER ENDORSEMENT (2) A REQUEST FOR TRANSFER ON THE ISSUER'S USUAL TRANSFER FORM (3) VERIFICATION OF SIGNATURE AND AUTHORITY ON SUCH TRANSFER FORM SIGNING FOR THE BENEFICIARY (4) ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 AND U.S. GOVERNMENT REGULATIONS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

ALL DOCUMENTS ARE TO BE DISPATCHED IN ONE LOT BY COURIER SERVICE TO IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2ND FLR., REDONDO BEACH, CA 90278

+
WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS
SUBJECT TO THE ''UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS''(1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).


WORDING APPROVED BY: ___________________       DATE: _____________

                                EXHIBIT "C"
                                -----------

                           WORK LETTER AGREEMENT
                           ---------------------
                        (Lessee Designs and Builds)

          This Work Letter Agreement, dated, for reference purposes only, October 7, 1999, supplements the Lease (the "Lease"), dated and executed concurrently herewith, by and between Lessor and Lessee, covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in the Lease.

     1.     Construction Representatives.  Lessor hereby appoints L.C. (Tig)
            ----------------------------
Tarlton/Tarlton Properties as Lessor's representative ("Lessor's Representative") to act for Lessor in all matters covered by this Exhibit "C". Lessee hereby appoints Scott Huie as Lessee's representative ("Lessee's Representative") to act for Lessee in all matters covered by this Exhibit "C". All communications with respect to the matters covered by this Exhibit "C" shall be made to Lessor's Representative or Lessee's Representative, as the case may be. Either party may change its representative under this Exhibit "C" at any time by written notice to the other party. Lessee shall enter into a construction management contract with a qualified contractor (the "Contractor") reasonably approved by Lessor for the construction of the Lessee Improvements.

     2.     Construction Plans for Premises.  Lessor hereby approves
            -------------------------------
Lessee's engagement of Dowler Gruman, ("Architect") as Lessee's architect on the Lessee Improvements. Lessor shall have the right to approve Lessee's engineers (the "Engineer"), which approval shall not be withheld unreasonably.

       2.1     Preparation of Space Plans.  The Architect shall prepare
               --------------------------
detailed space plans sufficient to convey the architectural design of the Premises and layout of the Lessee Improvements therein ("Space Plans"). The Space Plans shall be submitted to Lessor for Lessor's reasonable approval, which approval shall be granted or withheld by written notice to Lessee delivered not later than five (5) business days following Lessor's receipt of the proposed Space Plans. Lessee acknowledges and agrees that it shall be reasonable for Lessor to disapprove the Space Plans or Plans if the same do not include, at a minimum, the types of improvements necessary to operate the Premises as a first class industrial/office facility, within the budgetary limits of the Allowance (as defined below). If Lessor shall disapprove of any portion of the Space Plans, Lessor shall advise Lessee in writing of such

                                Exhibit "C"
disapproval and the reasons therefor. Lessee shall then submit to Lessor for Lessor's reasonable approval, a redesign of the Space Plans, incorporating those revisions required by Lessor, which approval shall be granted or withheld by written notice to Lessee delivered not later than five (5) business days following Lessor's receipt of the proposed Space Plans.

       2.2     Preparation of Final Plans.  Based on the approved Space
               --------------------------
Plans, Lessee shall cause the Architect, in consultation with the Engineer, to prepare architectural plans, drawings and specifications and Lessee shall cause the Architect to prepare working drawings for the Lessee Improvements (the "Plans"). All such Plans shall ultimately show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) desired by Lessee for the Premises; (b) all internal and external communications and utility facilities which will require conducting or other improvements from the Building shell; and (c) all other specifications for the Lessee Improvements. The Plans shall be approved in the same manner as provided in Paragraph 2.1 above for approval of Space Plans.

       2.3     Requirements of Lessee's Final Plans.  Lessee's Plans as
               ------------------------------------
finalized and approved by Lessor (the "Final Plans") shall include locations and complete dimensions, and shall: (a) be compatible with the Building shell and with the design, construction and equipment of the Building; (b) be compatible with and of at least equal quality as the standards contained in the preliminary plans previously delivered to Lessee by Lessor (the "Standards"); and (c) comply with all applicable laws and ordinances, including without limitation the American's with Disabilities Act and Title 24, and the rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations.

       2.4     Changes to Shell of Building.  If the Final Plans or any
               ----------------------------
amendment thereof or supplement thereto shall require changes in the Building shell or the other Lessor Improvements, the increased cost of the Building shell work or the other Lessor Improvements caused by such changes shall be charged against the Lessee Improvement Allowance.

       2.5     Approvals.  Lessee shall be solely responsible for obtaining
               ---------
approval of the Final Plans by the City of Fremont, California, together with approvals of any other governmental agencies having jurisdiction including all necessary permits and the temporary and permanent certificate

                                Exhibit "C"
of occupancy (or other required, equivalent approval from the local government authority permitting occupancy of the Premises). Lessee shall deliver certified copies of all such permits, approvals and certificates within ten
(10) days of Lessee's receipt thereof, and in any event not later than thirty
(30) days following Lessee's commencement of business from the Premises. Lessor shall reasonably cooperate with Lessee in obtaining such approvals.


     3.     Allowance for Lessee Improvements.
            ---------------------------------
       2.6     Allowance.  Lessee shall receive from Lessor an allowance
               ---------
(the "Lessee Improvement Allowance") in the amount of $725,000.00, and a loan (the "Lessee Improvement Loan") in an amount not to exceed $1,087,500.00 which Lessee Improvement Allowance and Lessee Improvement Loan shall be used solely to contribute toward payment of the Work Cost (as defined below) of the Lessee Improvements. The Lessee Improvement Allowance and the Lessee Improvement Loan are sometimes referred to herein collectively as the "Allowance".

       2.7     Excess Work Costs.  In the event that the actual Work Costs
               -----------------
exceed the Allowance, Lessee shall pay such excess and Lessor shall have no responsibility therefor. Such excess shall be paid in accordance with Paragraphs 3.4 and 3.5 below.

       2.8     Changes.  In the event that changes to the Space Plans or
               -------
Plans are requested by Lessee or required by any governmental agency subsequent to Lessor's approval thereof, such changes and the costs thereof shall be forwarded to Lessor for approval (which approval shall not be unreasonably withheld) prior to incorporation into the work. After Lessor's approval of the changes and the costs thereof, the changes shall be incorporated into the work by means of a change order.

       2.9     Payment of Allowance.  The Allowance and the Reserve Funds
               --------------------
(as defined below) shall be paid by Lessor in accordance with this Paragraph
3.4. The Lessee Improvement Allowance shall be fully disbursed prior to any disbursement of the Lessee Improvement Loan. Lessor shall pay directly all fees and costs payable to Lessor's consultants in connection with the review of the Space Plans and Plans (not to exceed $5,000.00 in the aggregate), which shall be charged against and payable from the Allowance. Lessee or Lessee's general contractor shall provide Lessor, not more often than once per calendar month, with an invoice prepared by Lessee's general contractor (or Lessee's Architect with respect to design costs) on the standard AIA forms or in such other similar form

                                Exhibit "C"
approved by Lessor setting forth the Work Cost payable since the last such invoice. Such invoice shall be accompanied by (i) a certificate from Lessee's Architect and general contractor certifying that the Work Cost set forth in such invoice is accurate and that all Work Costs set forth in prior invoices have been paid, (ii) copies of all invoices from subcontractors setting forth the Work Cost on Lessee's general contractor's invoice, (iii) receipts from such subcontractors acknowledging payment of the Work Cost set forth in prior invoices, and (iv) copies of lien releases and waivers, or conditional lien releases and waivers, in both Lessor's and Lessee's favor, from Lessee's general contractor and subcontractors (such releases and waivers shall be conditional with respect to the Work Cost set forth in the invoice which they are accompanying and final with respect to the Work Cost on prior invoices). Lessor shall pay to Lessee's general contractor, or to Lessee's Architect with respect to design costs, within five (5) business days of receipt of all of the foregoing, the Work Cost set forth on the invoice, less the amount of the retention as described in Paragraph 4.1 below, to the extent Lessor, in its reasonable judgment, deems such Work Cost to be accurate. Such payment shall be from the Allowance and the Reserve Funds in the proportions described in Paragraph 3.5 below. Upon completion of all work to be undertaken by Lessee, which completion shall be certified, on the AIA form or in such other similar form approved by Lessor, by Lessee, the Architect and the Contractor, Lessee shall execute and deliver to Lessor a written acknowledgment that the Lessee Improvements are approved by Lessee and a written certificate setting forth the amount and nature of all costs and expenses billed to Lessee in connection with the design, permit approval and construction of the Lessee Improvements.
Within ten (10) days after Lessor's receipt of such certificate, accompanied by copies of all related bills, invoices, receipts and final unconditional lien releases and unconditional waivers of all lien rights, in recordable form, from Lessee's contractor and all subcontractors, Lessor shall pay to Lessee the remaining amount of such cost and expenses which will be due to the actual hold back provided in the construction contract up to and including, but not exceeding, the Allowance and the Reserve Funds. Such payment shall be from the Allowance and the Reserve Funds in the proportions described in Paragraph 3.5 below. Within thirty (30) days of the completion of the Lessee Improvements, Lessee shall deliver to Lessor two (2) complete sets of as-built plans for the Lessee Improvements.

       2.10    Reserve Fund.  Following Lessor's approval of the Plans,
               ------------
Lessor shall give Lessee notice of Lessor's

                                Exhibit "C"
reasonable estimate of the Work Cost. In the event such estimate exceeds the Allowance, Tenant shall pay Lessor, within ten (10) days of such notice, an amount equal to such excess, which amount shall constitute the Reserve Fund.
If at any time thereafter Lessor reasonably increases its estimate of the Work Cost, Lessor may give notice to Lessee of the amount of such increase and Lessee shall pay Landlord, within ten (10) days of such notice, such increase, which amount shall be added to the Reserve Fund. The Allowance and the Reserve Funds shall be disbursed in the proportion that each bears to the total estimated Work Cost. Accordingly, as to any individual disbursement, the portion payable out of the Allowance shall equal a percentage determined by dividing the Allowance by the total estimated Work Cost and the portion disbursed from the Reserve Funds shall be a percentage determined by dividing the total amount of the Reserve Funds by the total estimated Work Costs. In the event that the estimate of the Work Costs increases, all disbursements thereafter shall be made entirely from the Reserve Funds until the remaining amounts in the Allowance and the Reserve Funds are in the same proportions as existed with respect to the original estimate of Work Costs and Lessee's initial deposit into the Reserve Fund. Within thirty (30) days after lien free completion of the Lessee Improvements by Lessee, Lessor will release to Lessee any undisbursed Reserve Funds.

        2.11    Construction Management Fee.  As part of each disbursement
                ---------------------------
of Allowance and Reserve Funds, a portion of the Construction Management Fees equal to 2.0% of such disbursement shall also be made. Upon completion of the Lessee Improvements, the actual Construction Management Fees shall be determined and the difference between the actual and estimated Construction Management Fees shall, as appropriate, be refunded by Tarlton Properties to the Allowance, or paid to Tarlton Properties from the Allowance.

     4.     Construction.
            ------------

       2.12    Selection of Contractor.  The general contractor (the
               -----------------------
"Contractor") for the Lessee Improvements shall be subject to Lessor's prior written approval. Promptly following Lessor's approval of the Final Plans, Lessee shall enter into a construction contract with the Contractor, which contract shall provide for (a) a contractor's profit of not more than ten percent (10%) of the hard costs of the Lessee Improvements, (b) the retention of a percentage of the monthly progress payments in a commercially reasonable amount not to exceed ten percent (10%), and shall otherwise be reasonably approved in

                                Exhibit "C"
writing by Lessor within five (5) business days after submittal by Lessee, or if disapproved, then reasons for such disapproval shall be given to Lessee within said five (5) business day period. Lessee shall be solely responsible for the performance of the work of the Lessee Improvements to be performed by the general contractor and any and all subcontractors, suppliers and the like performing services for Lessee and/or the general contractor.

       2.13    Construction Schedule.  Prior to commencement of construction
               ---------------------
of any Lessee Improvements, Lessee shall furnish to Lessor for reasonable approval in writing a schedule setting forth projected completion dates and showing the projected approximate deadlines for any actions required to be taken by Lessor and Lessee during such construction. Lessor shall exercise such approval right within two (2) business days after it receives such schedule.

       2.14    Prosecution of Lessee Improvements.  Following Lessor's
               ----------------------------------
approval of the initial Plans, and execution of the construction contract pursuant to Subparagraph 4.1 above, Lessee shall direct Lessee's general contractor and such subcontractors to immediately commence and diligently complete construction of the Lessee Improvements. Such work shall be performed diligently, in a first-class, workmanlike manner and in accordance with all applicable laws. Prior to commencing such work, Lessee shall furnish Lessor with sufficient evidence that Lessee and Lessee's contractor are carrying the following insurance: Commercial General Liability in the aggregate amount of $5,000,000; automobile liability, with a $1,000,000 combined single limit; workers compensation, in the amount of $1,000,000 for each accident. Lessee shall also advise Lessor of the amount of Lessee's contractor's excess liability coverage. Such policy shall be endorsed to name the following as additional insureds: Lessor, Tarlton-Wohl Venture Nine, LLC, Strategic Performance Fund-II, and The Prudential Insurance Company of America. Lessor shall have the right to enter the Premises at all times to inspect the work and to post notices of nonresponsibility. Lessee shall ensure lien-free completion of the Premises, and Lessee shall comply with all provisions of the Lease regarding liens.

     3.     Work Cost.  "Work Cost" means:  (a) all design and engineering
            ---------
fees incurred in connection with the preparation and review of the Space Plans and Final Plans (including the cost of Lessor's consulting architect, engineers and other consultants); (b) costs of permits, fees and taxes; (c) testing and inspecting costs; (d) the actual costs and charges for

                                Exhibit "C"
material and labor, contractor's profit and contractor's general overhead incurred by Lessee in having the Lessee Improvements done; (e) all other costs expended in the construction of the Lessee Improvements, and (f) construction management fee equal to 2.0% of the other Work Costs.

     4.     Nonliability of Reviewing Party.  Except as otherwise expressly
            -------------------------------
set forth in this Lease, the review by Lessor (the "Reviewer") of any plans prepared by Lessee or any other party (the "Preparer") is for the Reviewer's benefit only, and the Reviewer's approval of any such plans (a) shall not be relied upon by the Preparer or by any other person or entity, (b) shall impose no liability on the Reviewer, (c) shall not constitute a representation or warranty by the Reviewer, express or implied, including without limitation any representation or warranty that such plans are complete or accurate, or that such plans comply with zoning or other land use laws, local building department requirements, or any applicable public or private covenants, conditions or restrictions, and (d) shall not in any way relieve the Preparer of its obligation to prepare its plans and perform its work in accordance with this Lease and all applicable laws and requirements.

     5.     Delays.  The Commencement Date shall be extended (i) one (1) day
            ------
for each day that Lessee is actually and directly delayed in substantially completing the Lessee Improvements (excluding decoration and punch-list items) because of "Lessor Delays", as such term is defined below. As used herein, the term "Lessor Delay" shall mean any delay in substantial completion of the Lessee Improvements which is actually and directly caused by all or any of the following:


        (1) Lessor's failure to respond to any request for approved of the Space Plans or Plans within the time periods established in this Work Letter Agreement;

        (2) Lessor's failure to provide Lessee or Lessee's contractors complete access to the Premises;

        (3) Lessor's failure to fund Lessor's share of the Work Costs up to, but not exceeding, the Allowance, in accordance with the terms of Paragraph
3.4 above; and

        (4) any other act or failure to act by Lessor, its agents or contractors which actually and directly delays the substantial completion of the Lessee Improvements.

                                Exhibit "C"

          No Lessor Delay shall be deemed to occur unless and until Lessee provides written notice to Lessor, in compliance with the notice provisions of the Lease, claiming that such delay(s) occurred and specifying in detail or inaction on the part of Lessor which is the basis for such claim. If such action or inaction is not cured by Lessor by the date which is one (1) business day after Lessor's receipt of such notice (the "Cure Date"), then unless Lessor proves that such action or inaction did not actually cause a delay in substantial completion of the Lessee Improvements, the Lessor Delay as set forth in such notice shall be deemed to have occurred commencing as of the date after the Cure Day and continuing for the number of days the inaction or action claimed by Lessee in such notice remains uncured and actually and directly causes a delay in substantial completion of the Lessee Improvements beyond such date.


                                  "LESSOR":

                                  TARLTON/WOHL VENTURE NINE LLC


                                  By  /s/  L. C. (TIGG) TARLTON
                                    ---------------------------------------

                                       L. C. (Tigg) Tarlton, President
                                    ---------------------------------------
                                           [Printed Name and Title]


                                  "LESSEE":

                                  FUSION MEDICAL TECHNOLOGIES, INC.,
                                  a Delaware corporation

                                  By   /s/ SCOTT HUIE
                                    ------------------------------------

                                      SCOTT HUIE, VP OPERATIONS
                                    ------------------------------------
                                           [Printed Name and Title]

                                Exhibit "C"

                                 EXHIBIT D


                               PROMISSORY NOTE



$1,087,500.00                                      Los Angeles, California
                                                           October 7, 1999


          FOR VALUE RECEIVED, the undersigned, FUSION MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Maker"), having an address at 34175 Ardenwood Boulevard, Fremont, California, PROMISES TO PAY TO THE ORDER OF TARLTON/WOHL VENTURE NINE LLC ("Landlord") (Landlord and its successors and assigns who become holders of this Promissory Note (the "Note") are hereinafter collectively referred to as "Holder"), to Landlord at c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California 94301, or at such other place as Holder, may from time to time designate, the principal sum of One Million Eighty-Seven Thousand Five Hundred and No/100ths Dollars ($1,087,500.00), or so much thereof as may have been advanced pursuant hereto and to the Lease (as defined below), together with interest thereon from the date funds are first disbursed hereunder until paid at a rate per annum equal to the Interest Rate (as hereinafter defined). Interest shall be calculated on the basis of a 360-day year and 30-day month; except with respect to partial months in which case interest shall be calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the period during which it accrues, in accordance with the terms and conditions set forth below.

     1.     Definitions.  For the purpose of this Note, the following terms
     ------------------
shall have the meanings set forth below; certain other terms are defined where they appear in this Note:

        (1)     "Interest Rate" means a rate of interest per annum of nine
                 -------------
and one-half percent (9.5%).

        (2)     "Lease" means that certain Lease dated October 7, 1999,
                 -----
entered into by and between Landlord as "Lessor" and Maker as "Lessee" of certain premises commonly known as 34175 Ardenwood Boulevard, Fremont, California.

        (3)     "Loan" means the loan evidenced by this Note.
                 ----

        (4)     "Maturity Date" means December 1, 2006.
                 -------------

(5)     "Principal Balance" means the outstanding principal balance of this
         -----------------
Note from time to time outstanding.

        (6)     "Secondary Interest Rate" means a rate of interest equal to
                 -----------------------
the greater of (i) eighteen percent (18%) per annum, or (ii) a per annum rate equal to five percent (5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month in which such default occurs or continues.

     2.     Payments.  Commencing on the Commencement Date (as defined in
            --------
the Lease) and continuing on the first day of each calendar month thereafter through and including the first day of December, 2006, monthly installments of principal and interest in the amount of $17,774.08 each shall be due and payable with the entire unpaid Principal Balance plus accrued interest and other amounts payable under this Note being due and payable on the Maturity Date.

     3.     Treatment of Payments.  All payments due under this Note shall
            ---------------------
be paid by Maker in lawful money of the United States of America on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (including U.S., state or local income taxes), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to the payment of any Per Diem Late Charges or Late Charges (each as hereinafter defined), in such order as Holder shall determine, then to accrued and unpaid interest, with the remainder to be applied to the Principal Balance.

     4.     Per Diem Late Charges, Late Charges and Secondary Interest.
            ----------------------------------------------------------

        (1) If Maker fails timely to pay any sum due and payable under this Note on or before the date due, a late charge equal to One Hundred Dollars ($100) per day (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from and including the first day following the date such payment was due to and including the date upon which such payment is made; provided, however, that notwithstanding the foregoing, if such payment, together with all accrued Per Diem Late Charges, is not made on or before the tenth (10th) day following the date due, a late charge equal to four cents ($.04) for each dollar ($1.00) of each such late payment (the "Late Charge") shall be immediately due and payable. The Late Charge shall be in lieu of the Per Diem Late Charges that shall have accrued during the immediately preceding ten (10) day period. Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Per Diem Late Charges and the Late Charge represent fair and reasonable estimates, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Per Diem Late Charge or Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

        (2) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of money due to and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the indebtedness evidenced by this Note.

     5.     Event of Default and Secondary Interest.
            ---------------------------------------

        (1) Maker's failure to pay any sum due and payable under this Note on or before the due date therefor which is not cured within 5 days after written notice thereof from Holder to Maker shall be an Event of Default under this Note. The occurrence of a default under the Lease shall also constitute an Event of Default under this Note.

        (2) It shall constitute an Event of Default hereunder without the requirement of any notice if one or more of the following events shall have occurred and be continuing:

          (1) (i) The entry of an order for relief under Title 11 of the United States Code as to Maker or the adjudication of Maker as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;
(ii) the commencement by Maker of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; (iii) consent to, acquiescence in or attempt to secure the appointment of any receiver of all or any substantial part of its properties by Maker; (iv) Maker shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or (v) Maker shall take any action to authorize any of the acts set forth above; or

          (2) Any case, proceeding or other action against Maker shall be commenced seeking to have an order for relief entered against such party as a debtor or seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of any receiver for Maker or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed for an aggregate of sixty
(60) days (whether or not consecutive) or Maker fails to proceed diligently during such sixty (60) day period to have such proceeding or other action dismissed.

        (3) Upon the occurrence of an Event of Default, Holder, may at any time declare the Principal Balance together with all unpaid accrued interest, and any other sums evidenced by this Note, to be immediately due and payable, without further presentment, demand, protest or notice of any kind.

        (4) Maker agrees that from and after the acceleration of the indebtedness pursuant to Paragraph 5(c) hereof, interest at the Secondary Interest Rate shall accrue on the Principal Balance and all unpaid accrued interest and other sums evidenced by this Note.

     6.     Prepayment.  Maker shall not have the right to prepay all or any
            ----------
portion of the Principal Balance.

     7.     Letter of Credit.  Upon the occurrence of an Event of Default,
            ----------------
Holder may draw on the Letter of Credit ("Letter of Credit") described in the Lease and apply the amount so drawn to the payment of principal in the inverse order of maturity, interest and other accounts due under this Note. No such draw and application of funds from the letter of Credit shall be deemed to cure an Event of Default unless (a) the draw causes the Principal Balance and all accrued interest thereon to be paid in full, (b) the remaining undrawn amount under the Letter of Credit is equal to or greater than the then outstanding Principal Balance and accrued interest under this Note, or (c) within 5 days after the draw Maker restores the undrawn amount of the Letter of Credit to the amount that existed prior to the draw.

     8.     Holder's Rights; No Waiver by Holder.  The rights, powers and
            ------------------------------------
remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Lease or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any person or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.
            ---------------

        (1) Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution or the laws of the United States or of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

        (2) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Maker, Holder or any other person relating to the indebtedness evidenced by this Note. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10.     Transfers by Holder.  This Note or any interest in this Note
             -------------------
may be hypothecated, transferred or assigned by Holder without the prior consent of Maker to any successor landlord under the Lease.

     11.     Amendment.  This Note may be amended or modified only by an
             ---------
instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12.     Successors and Assigns.  This Note shall be binding upon and
             ----------------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13.     Governing Law.  This Note shall be governed by and construed in
             -------------
accordance with the laws of the State of California.

     14.     Authority.  The corporation executing this Note states that the
             ---------
undersigned is duly authorized to execute and deliver this Note on behalf of said entity, in accordance with duly and regularly adopted existing authority and, if necessary, resolution of the governing body of such organization, and that this Note is binding upon said entity in accordance with its terms.

     15.     Time.  Time is of the essence with respect to each and every
             ----
term and provision of this Note.

     16.     Usury.  Notwithstanding any provision herein, the total
             -----
liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     17.     Notices.  All notices, consents and other communications
             -------
required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Lease.

     18.     Attorneys' Fees.
             ---------------

       18.1 If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to his reasonable attorney's fees and such fees as may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgement. The term, "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default, or who defends such action, and substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment, or abandonment of the claim or defense by the other party.

       18.2 The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

       18.3 Holder shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

     IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered effective as of the date first written above.

                                 MAKER:

                                 FUSION MEDICAL TECHNOLOGIES, INC.,
                                 a Delaware corporation


                                 By: /s/ LARRY J. STRAUSS, CFO
                                    ------------------------------

                                         LARRY J. STRAUSS, CFO
                                    ------------------------------
                                          [Printed Name and Title]


                                 By: /s/ SCOTT HUIE, VP OPERATIONS
                                    --------------------------------

                                        SCOTT HUIE, VP OPERATIONS
                                    --------------------------------

                                         [Printed Name and Title]